Exhibit 10.2
LOAN AND SECURITY AGREEMENT
between
RESORT FINANCE AMERICA, LLC,
a Delaware limited liability company
(“Lender”)
and
MYSTIC DUNES RECEIVABLES, LLC,
a Delaware limited liability company
(“Borrower”)
$74,517,139.00
Receivables Loan
June 30, 2011

i

ii

iii

LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (this “Loan Agreement”) is made as of June 30, 2011 by and between MYSTIC DUNES RECEIVABLES, LLC, a Delaware limited liability company (“Borrower”), and RESORT FINANCE AMERICA, LLC, a Delaware limited liability company (the “Lender”).
RECITALS:
     A. On November 19, 2010, Tempus Resorts International Ltd. (“Tempus”) and the other Debtors (as defined herein) filed voluntary petitions in the Bankruptcy Court (as defined herein) for relief under Chapter 11 of the Bankruptcy Code (as defined herein) and commenced the Chapter 11 Cases (as defined herein).
     B. Tempus and the other Debtors shall emerge from bankruptcy on the Effective Date (as defined herein) when the Plan of Reorganization (as defined herein), which was confirmed by the Bankruptcy Court on May 6, 2011, is consummated.
     C. Tempus Palms International, Ltd., a Florida limited partnership (“Tempus Palms”) and Resort Finance America, LLC, a Delaware limited liability company (as assignee of GMAC Commercial Finance, LLC, and in such capacity, the “Prepetition Lender”) are parties to a Loan and Security Agreement, dated as of October 28, 2004 (as amended, modified or supplemented from time to time (including, without limitation, pursuant to that certain Agreement, dated as of January 8, 2010, by and among Tempus, Tempus Palms, Tempus Golf Development, LLC, a Delaware limited liability company (“Tempus Golf”) and Prepetition Lender), the “Prepetition Loan Agreement”), pursuant to which the Prepetition Lender agreed, subject to the terms and conditions therein contained, to make available to Tempus Palms certain revolving pre-sale and receivables loans as provided for therein.
     D. Pursuant to the Plan of Reorganization: (i) Tempus is being reorganized into a new entity, Mystic Dunes, LLC, a Delaware limited liability company (“Mystic Dunes”), (ii) all legal and beneficial ownership interests in, to and under the Timeshare Loans (as defined herein) and all related Collateral (as defined herein) are being transferred and assigned by Mystic Dunes to Borrower, free and clear of all liens (other than the liens created hereunder in favor of Lender), in consideration of the assumption by Borrower of Tempus Palms’ obligations under the Prepetition Loan Agreement, (iii) the Prepetition Lender is receiving a payment in full of all amounts due under the AD&C Loan Agreement (as defined herein), (iv) the Prepetition Lender is receiving the Effective Date Prepayment (as defined herein) on the Effective Date, and (v) the Prepetition Lender is receiving, among other things, interests in a term loan facility in the aggregate principal amount equal to the outstanding balance of all principal, interest, fees and other amounts owed by Tempus Palms to Prepetition Lender under the Prepetition Loan Agreement as of the Effective Date less the Effective Date Prepayment (which amount shall constitute the Loan Amount hereunder), on the terms and subject to the conditions set forth herein.

AGREEMENT:
     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Certain Defined Terms
     As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):
     “AD&C Loan Agreement” means the AD&C Loan Agreement, dated as of October 28, 2004, between Tempus Palms and Prepetition Lender, as amended, modified or supplemented from time to time (including, without limitation, pursuant to that certain Agreement, dated as of January 8, 2010, by and among Tempus, Tempus Palms, Tempus Golf and Prepetition Lender).
     “Affiliate” means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.
     “Agents” mean the Servicing Agent, the Backup Servicing Agent and the Custodial Agent.
     “Articles of Organization” means, as applicable, the charter, articles, operating agreement, joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of an entity.
     “Assignment” means a written assignment of specific Timeshare Loans and their proceeds, executed by Borrower substantially in the form and substance of Exhibit C attached to this Loan Agreement.
     “Available Collateral Proceeds” means, with respect to any Payment Date, all Collateral Proceeds that have been received by Lender (whether from Servicing Agent or otherwise) during the calendar month immediately preceding the calendar month in which such Payment Date occurs; provided, that on the final Payment Date hereunder, Available Collateral Proceeds shall include all Collateral Proceeds received by Lender and not yet distributed in accordance with Section 2.6(a).
     “Backup Servicing Agent” means Wells Fargo Bank, National Association, as backup servicing agent under the Backup Servicing Agreement, or its successor in such capacity.
     “Backup Servicing Agreement” means the agreement dated as of the date hereof, among Lender, Borrower and Backup Servicing Agent, which provides for Backup Servicing Agent to perform for the benefit of Lender certain backup accounting, reporting and other servicing functions with respect to the Collateral, as it may be from time to time renewed, amended, restated or replaced.
     “Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law to have such Person be adjudicated bankrupt or insolvent; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, liquidator, assignee, sequestrator, examiner or any similar official of or for such Person or any portion of its property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts generally as they become due, or taking any action in furtherance of the foregoing.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.
     “Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida.
     “Borrower” means Mystic Dunes Receivables, LLC, a Delaware limited liability company.
     “Borrowing Base” with respect to an Eligible Timeshare Loan assigned to Lender, an amount equal to 85% of the unpaid principal balance of such Eligible Timeshare Loan.
     “Borrowing Base Shortfall” means, at any time, the amount by which the unpaid principal balance of the Loan exceeds the aggregate Borrowing Base.
     “Business Day” means any day other than Saturday, Sunday, or a day on which national banks are legally closed for business in the State of New York.
     “Change of Control” means Diamond Resorts Holdings, LLC’s failure to own, directly or indirectly, at least 51% of all the voting and economic interests in Guarantor and Borrower.
     “Chapter 11 Cases” means the cases commenced under Chapter 11 of the Bankruptcy Code by Tempus and its Affiliates in the Bankruptcy Court, which are jointly administered under Case Number 6:10-bk-20709-KSJ.
     “Collateral” means all of the Borrower’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Borrower from (i) the Timeshare Loans, (ii) the Receivables in respect of each Timeshare Loan, (iii) the related Timeshare Loan Documents, (iv) all Related Security in respect of each Timeshare Loan, (v) all rights and remedies under the Custodial Agreement, (vi) all amounts in or to be deposited to the Interim Lockbox Account, the Interim Collection Account, the Lockbox Account (to the extent allocable to Lender in accordance with the Intercreditor Agreement) and the Collection Account, and (vii) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, Insurance Proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing). Notwithstanding the foregoing, the Collateral shall not include any Timeshare Loan hereafter released from Lender’s lien in accordance with the terms hereof, together with any Related Security, Timeshare Loan Files, income or proceeds related to such released Timeshare Loan.
     “Collateral Proceeds” means all proceeds of the Collateral, including, without limitation, all Receivables and other payments collected under the Timeshare Loans, whether in respect of principal, interest, fees (including Customer Service Fees) or other amounts, which constitute part of the Collateral.
     “Collection Account” means the segregated bank account required to be opened and maintained by Lender in accordance with the provisions of the Servicing Agreement.
     “Custodial Agent” means Wells Fargo Bank Minnesota National Association, a national banking association, as the Custodial Agent, or its successor as Custodial Agent under the Custodial Agreement.
     “Custodial Agreement” means the Custodial Agreement dated as of October 28, 2004, among Lender (as successor by assignment from Prepetition Lender, itself successor by assignment from GMAC Commercial Finance LLC, itself successor by assignment from Residential Funding Corporation), Borrower (as successor by assignment from Prepetition Borrower) and Custodial Agent, which provides for Custodial Agent to hold the Collateral, to the extent necessary to perfect Lender’s security interest in such Collateral, as a bailee, on behalf of Lender, as it may be from time to time renewed, amended, restated or replaced.
     “Custodial Fee” means a fee to be paid for the services provided by Custodial Agent in accordance with the Custodial Agreement.
     “Customer Service Fee” means any customer charge, processing fee, credit card fee, late payment fee, modification fee, documentation fee or other amount not in the nature of principal or interest paid by or on behalf of an Obligor in connection with the servicing, administration or collection of such Obligor’s Timeshare Loan.
     “Debt” means, for Borrower or Guarantor, without duplication, the sum of the following:
     (1) indebtedness for borrowed money,
     (2) obligations evidenced by bonds, debentures, notes or other similar instruments,

     (3) obligations to pay the deferred purchase price of property or services to the extent deferred more than 30 days,
     (4) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases,
     (5) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property,
     (6) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument,
     (7) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset),
     (8) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above, and
     (9) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
     “Debtors” means Tempus, Tempus Palms, Tempus Golf, Tempus Select, LLC, Backstage Myrtle Beach, LLC, Tempus Resorts Management, Ltd., Tempus Resorts Realty, LLC, Tempus International Marketing Enterprises, Ltd., and Time Retail, LLC.
     “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default Rate” means a rate per annum equal to (i) the Interest Rate plus (ii) 3.00%.
     “Defaulted Timeshare Loan” means (i) any Initial Defaulted Timeshare Loan and (ii) any Timeshare Loan with respect to which any payment installment becomes more than 180 days contractually past due after the Effective Date.
     “Diamond Participant” means Tempus Acquisition, LLC, a Delaware limited liability company, as participant under the Diamond Participation.
     “Diamond Participation” means the Participation Agreement, dated as of the Effective Date, between Lender and Diamond Participant.

     “DIP Credit Agreement” means the Post-Petition Term Credit and Security Agreement dated November 23, 2010, by and between TAC and the Debtors, as amended from time to time.
     “Effective Date” means the “Effective Date” as defined in the Plan of Reorganization.
     “Effective Date Prepayment” means an amount equal to the Borrowing Base Shortfall calculated as of the Effective Date.
     “Eligible Timeshare Loan” means, initially, the Timeshare Loans pledged to the Lender hereunder (which Timeshare Loans are identified on Schedule 1 attached hereto) other than Timeshare Loans for which any installment due with respect to such Timeshare Loan has become more than 60 days contractually past due, measured as of the last day of the calendar month immediately preceding the month in which the Effective Date occurs. A Timeshare Loan that has qualified as an Eligible Timeshare Loan shall cease to be an Eligible Timeshare Loan upon the date (or, to the extent the following occurred on or prior to the Effective Date, upon and as of the Effective Date) that any installment due with respect to such Timeshare Loan becomes more than 60 days contractually past due, measured as of the last day of each calendar month. In addition (but subject to the restrictions set forth in Section 6.4), a Timeshare Loan that has qualified as an Eligible Timeshare Loan and that has been amended or modified in any respect after the Petition Date, shall cease to be an Eligible Timeshare Loan from and as of the date of such amendment or modification until the Maturity Date, if such amendment or modification (x) extends the maturity date of such Timeshare Loan and such extension causes any installment with respect to such Timeshare Loan that was more than 60 days contractually past due to be less than 61 days contractually past due, (y) modifies in any respect (including, without limitation, by reduction, forbearance, deferral or forgiveness of any principal amount thereof), without regard to whether any installment with respect to such Timeshare Loan that was more than 60 days contractually past due at the time of such modification, or (z) is otherwise prohibited by Section 6.4 hereof.
     “Embargoed Person” has the meaning set forth in Section 5.24 hereof.
     “Event of Default” means the occurrence, after any applicable grace or cure period, of any of the events listed in Section 7.1.
     “Existing Servicer” means Tempus Resorts International, Ltd., a Florida corporation.
     “Force Majeure Event” means fire, flood, labor dispute, terrorist event, weather-related event, governmental action or other cause beyond the reasonable control of Borrower.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.
     “Guarantor” means, jointly and severally, each of Mystic Dunes, LLC, a Delaware limited liability company, and Tempus Acquisition, LLC, a Delaware limited liability company.

     “Guaranty” means a primary, joint and several guaranty and subordination agreement dated as of the date hereof made by Guarantor with respect to all or any part of Borrower’s obligations under the Loan Documents, as it may be from time to time renewed, amended, restated or replaced.
     “Hazardous Materials” means the following:
(1)	any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

(2)	asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

(3)	any chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any Hazardous Material Laws; and

(4)	any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law.
     “Hazardous Materials Laws” means any federal, state or local laws, ordinances and the regulations, policies or publications promulgated pursuant thereto relating to (i) the environment, (ii) health and safety, (iii) any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), (iv) industrial hygiene or (v) environmental conditions on, under or about property, including, without limitation, soil and groundwater conditions; including, but not limited to: the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 11001, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f to 300j; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Endangered

Species Act, 16 U.S.C. §§ 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.
     “Indemnified Party” means Lender and any Affiliate of Lender and any successors or assigns of Lender or any such Affiliate and each of their officers, directors, employees, agents, and advisors.
     “Independent Director” or “Independent Manager” of any corporation or limited liability company shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors or Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:
     (1) a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its Affiliates;
     (2) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of their respective equityholders or Affiliates;
     (3) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider;
     (4) an independent manager, independent director or similar officer of any entity that is in the direct chain of ownership of Borrower; or
     (5) a Person that controls (whether directly, indirectly or otherwise) any of (1), (2) or (3) above.
     “Initial Defaulted Timeshare Loan” means a Timeshare Loan with respect to which any payment installment has become more than 180 days contractually past due as of the Effective Date.
     “Initial Defaulted Timeshare Loans Release Fee” means a release fee in the amount of one thirty-sixth (1/36) of the product of (x) the number of Initial Defaulted Timeshare Loans existing as of the Effective Date, multiplied by (y) $800 for each Annual Unit Week or $400 for each Biennial Unit Week, as such terms are defined by the Timeshare Declaration.
     “Insurance Proceeds” means (i) proceeds of any insurance policy, including property and casualty insurance policies and title insurance policies, and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Timeshare Project and are paid or required to be paid to, and may be retained by, the Borrower, any of its Affiliates or to the mortgagee under any Obligor Mortgage.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 8, 2007, among Servicing Agent (f/k/a Sunterra Financial Services Inc.), as servicer thereunder, Wells Fargo Bank, National Association, as agent thereunder, and the other borrowers, creditors and other Persons party thereto from time to time, as such agreement is amended, modified or restated from time to time.
     “Interest Period” means, with respect to any Payment Date other than the initial Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs, and with respect to the initial Payment Date, the period commencing on the Effective Date and ending on the last day of the calendar month immediately preceding the month in which such initial Payment Date occurs.
     “Interest Rate” means, the greater of (i) the variable interest rate per annum equal to LIBOR plus 7.0% and (ii) 10.0% per annum, in each case adjusted monthly on the first (1st) Business Day of each calendar month.
     “Interim Collection Account” means each of (i) the segregated bank account having account number 005502718882 established and maintained by Bank for Borrower, and subject to that certain Deeded ACH Account Activation Agreement, dated as of the date hereof among Lender, Borrower and Interim Collection Account Bank, and (ii) the segregated bank account having account number 005502712671 established and maintained by Bank for Borrower, and subject to that certain Deposit Account Control Agreement (Deeded), dated as of the date hereof among Lender, Borrower and Interim Collection Account Bank.
     “Interim Collection Account Bank” means Bank of America, N.A.
     “Interim Lockbox” means the “Lockbox” as defined in the Interim Lockbox Agreement.
     “Interim Lockbox Agreement” means that certain Lockbox Agreement (Deeded) entered into among Lender, Borrower and Regulus America LLC.
     “Interim Servicing Period” means the period commencing on the Effective Date and ending on the date on which the Servicing Agent becomes responsible for servicing the Timeshare Loans and Receivables pursuant to the Servicing Transition Agreement.
     “Laws and Regulations” shall mean (i) all laws, regulations, orders, codes, ordinances, rules and statutes of all local, regional, county, state and federal governmental authorities having jurisdiction over Borrower, Guarantor, the Collateral, the Timeshare Project, the Timeshare Association, the Timeshare Manager, or the offer and sale of Timeshare Interests, including but not limited to Chapters 718 and 721, Florida Statutes, and (ii) all restrictive covenants and other title encumbrances, permits and approvals, contracts, leases and other rental agreements which in any case relate to the development, occupancy, ownership, management, use, and/or operation of a Timeshare Project or the sale of Timeshare Interests.

     “Lender” means Resort Finance America, LLC, a Delaware limited liability company, and its successors and permitted assigns.
     “LIBOR” means the average of interbank offered rates for 30-day dollar deposits in the London market based on quotations of five major banks, as published from time to time in The Wall Street Journal. In the event that The Wall Street Journal ceases to be published or ceases to publish such a compilation of interbank offered rates, Borrower and Lender will agree on a substitute source and method of determining the interest rate generally known as the one-month (or 30-day) LIBOR rate.
     “Loan” means the loan made pursuant to Section 2.1 hereof.
     “Loan Agreement” means this Loan and Security Agreement with any and all addendums and exhibits as they may be from time to time renewed, amended, restated or replaced.
     “Loan Amount” means $74,517,139.00.
     “Loan Documents” means this Loan Agreement, the Note, the Guaranty, Intercreditor Agreement, the Servicing Agreement, the Servicing Transition Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Security Documents and all other documents now or hereafter executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.
     “Lockbox Account” means the centralized lockbox account managed by the Servicing Agent, and into which the Servicing Agent will remit all Collateral Proceeds received by it, pursuant to the provisions of the Servicing Agreement.
     “Material Adverse Change” means any material and adverse change in, or a change which has a material and adverse effect upon, any of:
     (1) the business, properties, operations or condition (financial or otherwise) of Borrower or of Guarantor, which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) Guarantor failing to comply with any of the financial covenants contained in Section 5(f) of the Guaranty, or (ii) Borrower’s or Guarantor’s inability to perform its or their respective obligations pursuant to the terms of the Loan Documents; or
     (2) the legal or financial ability of Borrower or Guarantor to perform its or their respective obligations under the Loan Documents and to avoid any Potential Default or Event of Default; or
     (3) the legality, validity, binding effect or enforceability against Borrower or Guarantor of any Loan Document; or
     (4) the value of a material portion of the Collateral.

     “Maturity Date” means the first to occur of (i) the date which occurs four (4) years following the Effective Date, or (ii) the date on which the entire outstanding principal amount of the Loan is required to be repaid pursuant to the terms of this Loan Agreement, whether by acceleration or otherwise.
     “Minimum Foreclosure Amount” means, with respect to any calendar month, an amount of Timeshare Loans equal to the total number of Initial Defaulted Timeshare Loans as of the Effective Date divided by 36.
     “Mystic Dunes” has the meaning set forth in the recitals hereto.
     “Note” means the promissory note to be made and delivered by Borrower to Lender having a face amount equal to the Loan Amount, dated as of even date herewith, and made payable to Lender to evidence the Loan, as it may be from time to time renewed, amended, restated or replaced.
     “Obligor” means a Person obligated to make payments under a Timeshare Loan.
     “Obligor Mortgage” means a purchase money mortgage that secures a Timeshare Loan.
     “Obligor Note” means the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.
     “Payment Date” means each of (i) the 20th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, and (ii) the Maturity Date.
     “Payment Date Invoice” has the meaning set forth in Section 2.6(c) hereof.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Petition Date” means November 19, 2010.
     “Plan of Reorganization” means the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, filed on March 22, 2011.
     “Potential Default” means the existence of any event, which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder.
     “Prepetition Lender” has the meaning set forth in the recitals hereto.
     “Prepetition Loan Agreement” has the meaning set forth in the recitals hereto.
     “Purchase Contract” means a purchase contract evidencing the sale and purchase of a Timeshare Interest.

     “Purchase Contract Upgrade” means a purchase contract pursuant to which Borrower or an Affiliate thereof has agreed to sell, and an existing Obligor has agreed to purchase, an upgraded Timeshare Interest in replacement of such Obligor’s existing Timeshare Interest, the related Timeshare Loan of which is included in the Collateral.
     “Receivables” means the payments required to be made pursuant to an Obligor Note and/or the related Obligor Mortgage.
     “Register” has the meaning set forth in Section 8.1(b).
     “Related Security” means with respect to any Timeshare Loan owned by a Person: (i) all of such Person’s interest in the Timeshare Interest arising under or in connection with the related Obligor Mortgage, including, without limitation, all liquidation proceeds and Insurance Proceeds, if any, received with respect thereto on or after the Effective Date, and the Timeshare Loan Documents relating to such Timeshare Loan, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) all other security and books, records and computer tapes relating to the foregoing and (v) all of such Person’s right, title and interest in and to any other account into which collections in respect of such Timeshare Loans may be deposited from time to time.
     “Required Timeshare Approvals” means all approvals required from governmental agencies in order to sell Timeshare Interests and offer them for sale in the jurisdiction where the applicable Timeshare Project is located and other jurisdictions where Timeshare Interests have been offered for sale or sold.
     “Resolution” means a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.
     “Responsible Officer” means, when used with respect to the parties hereto, any officer, including any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, director, manager or any other officer of such party who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively.
     “Security Documents” means the Assignments, this Loan Agreement, the Interim Lockbox Agreement, the Interim Collection Agreement, and all other documents now or hereafter securing Borrower’ obligations under the Loan Documents, as they may be from time to time renewed, amended, restated or replaced.
     “Servicing Agent” means Diamond Resorts Financial Services, Inc., as the Servicing Agent, or if the Servicing Agreement is terminated in accordance with the provisions thereof, Backup Servicing Agent or any other servicer of the Timeshare Loans engaged by Lender.

     “Servicing Agreement” means the agreement dated as of the date hereof among Lender, Borrower and Servicing Agent, which provides for Servicing Agent to perform for the benefit of Borrower and Lender certain accounting, reporting and other servicing functions with respect to the Collateral, as it may be from time to time renewed, amended, restated or replaced.
     “Servicing Fee” means, with respect to any Payment Date, a monthly fee equal to (i) the aggregate outstanding principal balance of all Timeshare Loans included in the Collateral that were not Defaulted Timeshare Loans as of the end of the related Interest Period, multiplied by (ii) a fraction, the numerator of which is 1.5% and the denominator of which is 12.
     “Servicing Report Reconciliation” means a written reconciliation from Borrower and Servicing Agent reconciling the difference between the payments actually received in the Lockbox Account and the Collection Account (or, during the Interim Servicing Period, in the Interim Lockbox Account and the Interim Collection Account) during the subject month and the payments stated in the servicing report to have been made by the Obligors under the Timeshare Loans assigned to Lender.
     “Servicing Transition Agreement” means the agreement dated as of the date hereof among Lender, Borrower, Existing Servicer and Servicing Agent, which provides for the transfer of servicing of the Timeshare Loans and Receivables from Existing Servicer to Servicing Agent.
     “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property (including rights of contribution in respect of obligations for which such Person has provided a guarantee) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets (which for this purpose shall include rights of contribution in respect of obligations for which such Person has provided a guarantee) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (v) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, each of the phrases “not constitute an unreasonably small amount of capital” and “able to pay its debts and liabilities, contingent obligations and other commitments, as the mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due in the ordinary and regular course of business and, with respect to Borrower, taking into account the transactions contemplated by this Loan Agreement.
     “Special Purpose Entity” means, as applied to the Borrower, a limited liability company which for so long as all or any portion of the Loan is outstanding shall not:

     (a) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), excluding debt outstanding under this Loan Agreement;
     (b) seek the dissolution or winding up, in whole or in part, of the Borrower;
     (c) merge into or consolidate with any Person or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;
     (d) unless unanimously approved by the vote of the Board in which the Independent Director (as hereinafter defined) participates, file a voluntary petition or otherwise initiate proceedings to have the Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower, or file a petition seeking or consenting to reorganization or relief of the Borrower as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Borrower; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Borrower or of all or any substantial part of the properties and assets of the Borrower, or make any general assignment for the benefit of creditors of the Borrower, or admit in writing the inability of the Borrower to pay its debts generally as they become due or declare or effect a moratorium on the Borrower debt or take any action in furtherance of any such action, or take any act in furtherance of any of the foregoing;
     (e) engage in any business other than the owning, holding and servicing of the Timeshare Loans and the repayment of the Loan evidenced by this Loan Agreement;
     (f) acquire or own any material asset other than (i) the assets related to this Loan Agreement, and (ii) such incidental real and personal property as may be necessary for the performance of its duties under this Loan Agreement;
     (g) sell all or substantially all of its assets, except as permitted under this Loan Agreement;
     (h) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of Delaware, or, without the prior written consent of the Lender, amend, modify, terminate or fail to comply with the provisions of its organizational documents;
     (i) make any investment in or acquire the obligations or securities of any other Person (including, without limitation, any obligations or securities of any member or any affiliate of the Borrower) without the consent of the Lender;
     (j) commingle its assets with the assets of any of its affiliates or of any other Person, or fail to hold its assets in its own name;
     (k) fail to pay its debts and liabilities from its assets as the same shall become due;

     (l) fail to maintain its records, books of account and bank accounts separate and apart from its affiliates and any other Person, except that the Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of one or more affiliates;
     (m) enter into any contract or agreement with any Member, or affiliate of the Borrower or any guarantor of all or a portion of the obligations secured by the Collateral, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any affiliate of the Borrower;
     (n) fail to conduct its business in its own name;
     (o) identify itself as a department or division of any other Person;
     (p) fail to correct any known misunderstandings regarding the separate identity of the Borrower;
     (q) hold itself out to be responsible (or pledge its assets as security) for the debts of another Person;
     (r) make any loans or advances to any third party, including any affiliate of the Borrower (other than a direct subsidiary of the Borrower);
     (s) fail to file its own tax returns (unless consolidated with a parent entity);
     (t) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Borrower is responsible for the debts of any third party (including any affiliate of the Borrower);
     (u) fail to pay the salaries of its own employees (if any) and maintain a sufficient number of employees for its contemplated business operations;
     (v) fail to allocate fairly and reasonably any overhead expenses that are shared with any affiliate, including without limitation paying for shared office space and services performed by any employee of an affiliate;
     (w) fail to maintain and use separate stationary, invoices and checks, if any, bearing its name; or
     (x) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
     “Springing Member” means a Person (who may be an Independent Director) who has signed the limited liability company agreement of a given Delaware limited liability company, which agreement provides that, upon the withdrawal, dissolution or disassociation of the last remaining member of such limited liability company, such Person shall become a member of such limited liability company having no economic interest therein.
     “Tempus” has the meaning set forth in the recitals hereto.
     “Tempus Golf” has the meaning set forth in the recitals hereto.
     “Tempus Palms” has the meaning set forth in the recitals hereto.
     “Third Party Consents” means those consents which Lender requires Borrower to obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Loan Documents.
     “Timeshare Association” means The Tempus Palms Country Club and Resort Condominium Association, Inc., a Florida not-for-profit corporation established in accordance with the Timeshare Declaration to manage the Timeshare Program and in which all owners of Timeshare Interests will be members.
     “Timeshare Declaration” means the Declaration of Condominium of The Palms Country Club and Resort, A Condominium, recorded in the Public Records of Osceola County, Florida, in Book 1545, at Page 2911, on October 27, 1998, as amended, restated, and/or supplemented from time to time.
     “Timeshare Interest” means a Unit Week, as such term is defined by the Timeshare Declaration.
     “Timeshare Loan” means a purchase money loan, the proceeds of which were used by the related Obligor to purchase the related Timeshare Interest in the Timeshare Project from Tempus Palms. All Timeshare Loans assigned to Lender are listed on Schedule 1 attached hereto.
     “Timeshare Loan Documents” means, with respect to a Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files and (ii) Timeshare Loan Servicing Files.
     “Timeshare Loan File” means, with respect to any Obligor of a Timeshare Interest for which the Obligor is a party to a Timeshare Loan, the following documents executed by such Obligor or delivered in connection with such Timeshare Loan:
     (a) the original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to Borrower, endorsed by Borrower in blank, without recourse, in the following form: “Pay to the order of ________________________, without recourse” and signed in the name of Borrower by an authorized officer;
     (b) the original Obligor Mortgage or deed of trust containing the original signatures of all persons named as the maker, the mortgagor or trustor with evidence of recording indicated, if such Obligor Mortgage had been recorded; provided, however, that no such original Mortgage shall be required if included among the applicable Timeshare Loan File is a certified copy of the recorded Obligor Mortgage and an original or a copy of the title insurance policy (or other evidence of title insurance, including title commitment or binder), to the extent title insurance had been obtained;
     (c) an original individual or bulk assignment of Obligor Mortgage in blank and signed in the name of Borrower by an authorized officer;
     (d) the originals of all intervening assignments (or a copy certified to the Custodian) of the Obligor Mortgage showing a complete chain of assignments from the originator of such Mortgage Loan to Borrower;
     (e) an original or a copy of any assumption or modification of the Obligor Note or Obligor Mortgage with evidence of recording thereon or an original or a copy of the title insurance policy with respect to such Obligor Mortgage;
     (f) an original or a copy of an individual or bulk title insurance policy or master blanket title insurance policy covering such Timeshare Loan when applicable (or a commitment for title insurance or an opinion of counsel with respect to title to and liens encumbering the Timeshare Property);
     (g) the original power of attorney (or a certified copy), if applicable;
     (h) the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto; and
     (i) the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan.
     “Timeshare Loan Servicing File” means, with respect to each Timeshare Loan and each Obligor a copy of the related Timeshare Loan File and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.
     “Timeshare Management Agreement” means the management agreement from time to time entered into between the Timeshare Association and the Timeshare Manager for the management of the Timeshare Program.
     “Timeshare Manager” means the Person from time to time employed by Timeshare Association to manage the Timeshare Association.
     “Timeshare Program” means the program created under the Timeshare Declaration by which Obligors may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.
     “Timeshare Program Consumer Documents” means, as applicable, the Purchase Contract, Obligor Note, Obligor Mortgage, deed of conveyance, credit application, Truth-in-Lending Disclosure Statement, rescission right notices, final subdivision public reports/prospectuses/ public offering statements, receipt for public report, and other documents used by Tempus Palms in connection with the sale of Timeshare Interests.
     “Timeshare Program Governing Documents” means the Timeshare Declaration, the articles of incorporation and bylaws for the Timeshare Association, any and all rules and regulations from time to time adopted by the Timeshare Association, the Timeshare Management Agreement and any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the Timeshare Program in lieu of paying assessments.
     “Timeshare Project” the Timeshare project known as “Mystic Dunes Resort and Golf Club”.
     “Transfer” means, with respect to the Collateral, Borrower and/or Guarantor, the occurrence of any of the following:
     (1) any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of any kind of the Collateral, or any other transaction the result of which is, directly or indirectly, to divest Borrower of any portion of its title to or interest in the Collateral, voluntarily or involuntarily, other than transfers and sales of the Timeshare Interests in the ordinary course of business, it being the express intention of Borrower and Lender that Borrower is prohibited from granting to any Person a lien or encumbrance upon any portion of the Collateral that is collateral for the Loan, regardless of whether such lien is senior or subordinate to Lender’s lien;
     (2) any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of any kind of any other collateral for the Loan, or any other transaction the result of which is, directly or indirectly, to divest Borrower of any portion of its title to or interest in such collateral, voluntarily or involuntarily, it being the express intention of Borrower and Lender that Borrower is prohibited from granting to any Person a lien or encumbrance upon such other collateral, regardless of whether such lien is senior or subordinate to Lender’s lien;
     (3) any merger, consolidation or dissolution involving Borrower or Guarantor, which would result in a Person other than Guarantor owning the equity in Borrower or otherwise being able to exercise control over Borrower or the assets of Borrower;
     (4) the sale or transfer of a majority of the assets of Borrower or Guarantor;
     (5) any merger, consolidation or dissolution involving the sole member of Borrower or any holder of equity interests in Guarantor, which would result in a Person other than Tempus Holdings, LLC, or its Affiliates, owning more than 49% of the equity (directly or indirectly) in the sole member of Borrower or Guarantor or otherwise being able to exercise control over the sole member of Borrower or Guarantor or the assets of the sole member of Borrower or Guarantor;
     (6) the sale or transfer of a majority of the assets of the sole member of Borrower or of Guarantor;

     (7) the transfer of a controlling interest in the sole member of Borrower or in Guarantor to another Person;
     (8) the transfer of more than 49% of the voting stock of the sole member of Borrower or the transfer of more than 49% of the equity interests of Guarantor to another Person; or
     (9) the addition of any member to Borrower or Guarantor, which would result in a Person other than Tempus Holdings, LLC, or its Affiliates, owning more than 49% of the equity in Borrower (indirectly) or Guarantor (directly) or otherwise being able to exercise control over Borrower or Guarantor or the assets of Borrower or Guarantor.
     “Unit” means a dwelling unit in a Timeshare Project.
          “Upgraded Timeshare Loan” shall mean a new Timeshare Loan entered into by an Obligor to finance the purchase of a new or additional Timeshare Interest pursuant to the upgrade marketing program of any of the Affiliates of Borrower, and where (i) the Obligor re-conveys or reassigns the Obligor’s existing Timeshare Interest for a new Timeshare Interest and the Obligor’s existing Timeshare Loan is discharged and (ii) the Obligor purchases an additional Timeshare Interest, and enters into the new Timeshare Loan to finance the remaining balance of the Obligor’s existing Timeshare Loan and the purchase price of the additional Timeshare Interest.
Section 1.2 Other Definitional Provisions
     (a) Accounting terms not defined herein will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein will control.
     (b) The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Loan Agreement will refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.
     (c) In this Loan Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
ARTICLE II
THE LOAN
Section 2.1 The Loan
     Subject to the terms and conditions set forth herein, and in accordance with the terms and conditions of the Plan of Reorganization, Lender is deemed to have made the Loan to Borrower on the Effective Date in an amount equal to the Loan Amount. Amounts deemed borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. As the Loan Amount is deemed to be advanced to Borrower pursuant to the Plan of Reorganization, in no event shall Lender be required to at any time advance any funds whatsoever under this Loan Agreement.
Section 2.2 Use of Proceeds
     Borrower will use the proceeds of the Loan only for purposes of restructuring all outstanding principal, interest, fees and other amounts under the Prepetition Loan Agreement.
Section 2.3 Evidence of Indebtedness; Note
     (a) The Loan made by Lender shall be evidenced by one or more accounts or records maintained by Lender and evidenced by one or more entries in the Register maintained by Lender, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for Borrower, in each case in the ordinary course of business. The accounts or records maintained by Lender shall be prima facie evidence absent manifest error of the aggregate amount of the Loan made by Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Loan. At closing, Borrower shall execute and deliver to Lender a Note payable to Lender, which shall evidence the Loan in addition to such accounts or records.
     (b) In addition to the accounts and records referred to in Section 2.3(a), Lender shall maintain, in accordance with its usual practice, accounts or records and entries in the Register evidencing any assignments or participations in the Loan.
     (c) Entries made in good faith by Lender in the Register pursuant to Sections 2.3(a) and (b) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from Borrower to Lender and under this Agreement, absent manifest error; provided that the failure of Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of Borrower under this Agreement and the other Loan Documents.
Section 2.4 Interest
     (a) Applicable Interest Rate. Subject to the provisions of Section 2.4(b), the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Interest Rate.
     (b) Default Interest. If any amount (including, without limitation, principal of and/or interest on the Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the full extent permitted by applicable law, without any further action of Lender. While any Event of Default exists, Borrower shall pay interest on the principal amount of the Loan (together with any accrued and unpaid interest, late fees, costs, etc.) at a fluctuating interest rate per annum at all times equal to the Default Rate to the full extent permitted by applicable law.

     (c) Interest Payment Dates. Interest on the Loan shall be due and payable in arrears with respect to each Interest Period in accordance with Section 2.6(a) and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
Section 2.5 Interest Rate Limitation
     The provisions of this Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever will the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the sums evidenced by this Loan Agreement exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity. In addition, if, from any circumstance whatever, Lender should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest will be applied as a reduction of principal (or at Lender’s option, be paid over to Borrower), and will not be counted as interest.
Section 2.6 Payment of Principal, Interest and Fees
     (a) Monthly Application of Collateral Proceeds. Subject to the distribution procedures for Available Collateral Proceeds on each Payment Date in accordance with this Section 2.6(a), Lender shall be entitled to receive and hold 100% of the Collateral Proceeds on a daily basis until all obligations hereunder are repaid in full in cash; provided, that Servicing Agent shall be entitled to retain fifty percent (50%) of all “Fee Income” (as defined in the Servicing Agreement) actually received, with the balance thereof to be remitted to Lender to be applied on each Payment Date in reduction of the outstanding principal balance of the Loan. The Collateral Proceeds sent (i) during the Interim Servicing Period, to the Interim Collection Account and (ii) following expiration of the Interim Servicing Period, to the Lockbox Account, shall in each case be swept to Lender on a daily basis in accordance with the terms set forth in the Interim Collection Agreement and the Servicing Agreement, respectively; provided, however, that no such amounts shall be deemed to have been applied to any amounts owing hereunder (including, without limitation, in reduction of the outstanding principal balance of the Loan) or under any other Loan Document until actually applied on a Payment Date in accordance with the priority of payments set forth below. Any portion of the Collateral Proceeds delivered to Borrower or any other Person shall be delivered to Lender within two (2) Business Days. On each Payment Date, commencing with the Payment Date occurring in August 2011, Lender shall distribute all Available Collateral Proceeds in accordance with the following priority:
     (1) first, to Servicing Agent, the Servicing Fee for the related Interest Period (from which Servicing Fee the Servicing Agent shall pay the Backup Servicing Fee to the Backup Servicing Agent);

     (2) second, to Servicing Agent, 50% of all Customer Service Fees collected during the related Interest Period, to the extent not already retained by Servicing Agent pursuant to the Servicing Agreement;
     (3) third, to Lender, for the payment of all fees and other amounts (other than principal and interest) owing by Borrower hereunder or under any other Loan Document;
     (4) fourth, to Lender, for the payment of all accrued but unpaid interest on the Loan for the related Interest Period; and
     (5) fifth, to Lender, in repayment of the outstanding principal balance of the Loan, until such outstanding principal balance has been reduced to zero.
At any time, upon notice to Borrower, Lender may, in its commercially reasonable discretion, modify the above-described method of the application of the payments received under the Loans (other than clauses (1) and (2)) to be consistent with industry standards.
     (b) Remittance of Certain Payments to Borrower. In the event that the Collateral Proceeds received by Lender include payments for items other than principal and interest payable under the Timeshare Loans (e.g. tax and insurance impounds, maintenance and other assessment payments, etc.), Lender shall remit such other payments back to Borrower provided (i) Borrower requests in writing that Lender remit such other payments back to Borrower, (ii) Borrower specifically identifies (inclusive of the amount of) such other payments, (iii) Borrower provides Lender with back-up to support the claim that such payments should not be part of the Collateral Proceeds, and (iv) if such amount is actually remitted to Borrower, then Lender may adjust the Loan balance as Lender deems appropriate under the circumstance. Collateral Proceeds received by Lender with respect to Timeshare Loans which were released from the lien of Lender hereunder will not be applied to the outstanding principal balance of the Loan but instead will be released to Borrower; provided, however, while an Event of Default or Potential Default exists, any such Collateral Proceeds received by Lender with respect to the Loan shall be applied to the payment of Borrower’s obligations under the Loan Documents as Lender in its discretion may determine.
     (c) Accrued Interest Not Paid by Collateral Proceeds. On or before the fifteenth (15th) day of each month (or, if such day is not a Business Day, the next succeeding Business Day), commencing on August 19, 2011, Lender shall send to Borrower an invoice (the "Payment Date Invoice”) setting forth (i) the amount of interest accrued for the previous month and (ii) whether Collateral Proceeds for such month were insufficient to pay in full such accrued interest. Borrower shall pay Lender an amount equal to any interest shortfall due for such month on or before the Payment Date of the month in which the applicable invoice was sent to Borrower.
     (d) Quarterly Amortization Catch-Up. Lender shall include in each Payment Date Invoice for the Payment Dates occurring in March, June, September, and December of each year (commencing with the Payment Date occurring in September 2011) the amount of additional principal required to be repaid by Borrower (without taking into account the distribution of any other Available Collateral Proceeds on such Payment Date) in order for the outstanding principal amount of the Loan to be reduced, calculated as of the end of the fiscal quarter immediately prior to the month in which such Payment Date occurs, to the amount opposite each such fiscal quarter end-date set forth in the table below; provided, that on the Maturity Date, the outstanding principal balance and all accrued interest, fees and other amounts owing under the Loan shall be due and payable immediately, without prior notice, demand or presentation. Borrower shall pay Lender on or before the Payment Date of the month in which the applicable invoice was sent to Borrower, as a mandatory prepayment of the Loan, an amount equal to such additional principal due for such fiscal quarter.

Date	Amount
September 30, 2011	$71,000,000
December 31, 2011	$65,500,000
March 31, 2012	$60,250,000
June 30, 2012	$55,250,000
September 30, 2012	$50,250,000
December 31, 2012	$45,750,000
March 31, 2013	$41,250,000
June 30, 2013	$37,000,000
September 30, 2013	$32,750,000
December 31, 2013	$29,000,000
March 31, 2014	$25,250,000
June 30, 2014	$21,750,000
September 30, 2014	$18,500,000
December 31, 2014	$15,750,000
March 31, 2015	$12,750,000
June 30, 2015	Remaining Balance Due
     (e) Borrowing Base Shortfall Payments. Lender shall include in each Payment Date Invoice the amount of any Borrowing Base Shortfall required to make the necessary principal payments required by Section 3.2. Borrower shall pay Lender on or before the last Business Day of the month in which the applicable invoice was sent to Borrower, as a mandatory prepayment of the Loan, an amount equal to such additional principal due for such month.
     (f) Timeshare Upgrade Prepayments. With respect to any Purchase Contract Upgrade, Borrower shall pay Lender prior to Borrower’s execution and delivery of such Purchase Contract Upgrade, as a mandatory prepayment of the Loan, an amount equal to the unpaid outstanding balance of the Timeshare Loan related to the Timeshare Interest being upgraded.
     (g) Maturity Date Payment. On the Maturity Date, Borrower will repay the entire remaining outstanding principal amount of the Loan together with all accrued and unpaid interest and all other amounts owed to Lender under the Loan Documents.
     (h) Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
Section 2.7 Optional Prepayments
     Borrower shall have the option to prepay the Loan in full or in part provided Borrower has given Lender not less than two (2) Business Days’ prior written notice. Any partial prepayment shall not be less than $500,000. Unless and until the Loan is repaid in full in cash and all other amounts due and owing to Lender under the Loan Documents have been paid in full in cash, prepayments shall not reduce or otherwise affect the right of Lender to receive and hold Collateral Proceeds for distribution in accordance with Section 2.6(a). Any optional prepayments made pursuant to this Section 2.7 shall be applied to the minimum required quarterly amortization payments, as set forth in Section 2.6(d), due in the most distant future (i.e., starting first on the payment due September 30, 2015, and once satisfied, then applied to the payment due June 30, 2015, and so on).
Section 2.8 Late Charge
     If any installment of interest and/or the payment of principal is not received by Lender within five (5) Business Days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to Section 7.2 hereof and the other Loan Documents, Lender may elect to assess a late charge of 4% of the amount of the installment due and unpaid, which such late charge will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency. Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency. Borrower acknowledges that during the time that any such amount is in default, Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Loan Agreement and represents a reasonable estimate of the losses Lender will incur by reason of late payment. Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent Lender from exercising any of the other rights and remedies available hereunder.
Section 2.9 Payments
     (a) Time and Place of Payment. All payments of principal, interest and fees on the Loans must be made to Lender by federal funds wire transfer as instructed by Lender in immediately available funds in United States Dollars not later than 1:00 p.m. Dallas, Texas time on the dates such payments are to be made. Any payment received after 1:00 p.m. Dallas, Texas time will be deemed received by Lender on the next Business Day. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

     (b) Business Days. If any payment of principal, interest or fees to be made by Borrower becomes due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in computing any interest with respect to such payment.
     (c) Actual/360. Throughout the term of the Loans, interest and fees will be calculated on the basis the actual number of days elapsed during the period for which interest and fees are being charged predicated on a year consisting of 360 days.
Section 2.10 Release Fees for Defaulted Timeshare Loans
     Commencing on the Payment Date occurring in the month immediately following the Effective Date and continuing for thirty-six (36) months thereafter, Borrower shall pay to Lender the Initial Defaulted Timeshare Loans Release Fee, on or before the Payment Day of each such month. Borrower acknowledges that any and all recovery costs with respect to Borrower’s efforts to recover the Initial Defaulted Timeshare Loans, whether by foreclosure, deed-in-lieu of foreclosure, or otherwise, shall be the sole responsibility of Borrower, and all such Initial Defaulted Timeshare Loans Release Fees shall be characterized as such, and not as prepayments of the Loan.
Section 2.11 Custodial Fee
     Borrower shall pay, and indemnify and hold Lender harmless from, any and all custodial or similar fees that are required to be paid to the Custodial Agent.
Section 2.12 Servicing Fee
     To the extent remaining unpaid on any Payment Date following the distribution of Available Collateral Proceeds in accordance with Section 2.6(a), Borrower shall pay, and indemnify and hold Lender harmless from, any and all Servicing Fees and Customer Service Fees that are required to be paid to the Servicing Agent.
Section 2.13 Backup Servicing Fee
     Borrower shall pay, and indemnify and hold Lender harmless from, any and all backup servicing or similar fees, and all other amounts (including, without limitation, attorneys’ costs and transitional expenses) that are required to be paid to the Backup Servicing Agent.
Section 2.14 Borrower’s Unconditional Obligation to Make Payments
     Whether or not the Collateral Proceeds shall be sufficient for that purpose, Borrower shall pay when due all payments of principal, interest, and other amounts required to be made pursuant to any of the Loan Documents. Borrower acknowledges and agrees that each Payment Date Invoice is for Borrower’s convenience only, and that the failure of Lender to prepare or deliver any Payment Date Invoice, or the occurrence of any errors therein, shall not reduce, waive or otherwise excuse Borrower’s performance of its obligations hereunder. Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Loan, the Note, this Loan Agreement or any other Loan Document and any requirement that Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral. Borrower’s obligation to make the payments required by the terms of the Loan Documents is absolute and unconditional.
Section 2.15 True-Up of Effective Date Payments
     On the Effective Date, the amounts described in Sections 4.1(o) (Payment of AD&C Debt), (p) (Diamond Participation), (q) (Effective Date Prepayment) and (r) (Payment of Transaction Expenses) (collectively, the “Effective Date Payment Amounts”) shall be based on estimates and calculations agreed upon between Lender, Borrower and Mystic Dunes as of June 26, 2011. Borrower shall cooperate with Lender (and shall cause Servicer to cooperate with Lender) to calculate the final Effective Date Payment Amounts as of the Effective Date and, no later than July 8, 2011, either (i) Borrower shall pay to Lender any deficiency between the estimated Effective Date Payment Amounts and the final Effective Date Payment Amounts or (ii) Lender shall refund to Borrower any surplus between the estimated Effective Date Payment Amounts and the final Effective Date Payment Amounts.
ARTICLE III
SECURITY
Section 3.1 Grant of Security Interest in Collateral
     To secure the performance of all of the obligations under the Loan Documents, Borrower hereby pledges, grants and assigns to Lender a security interest in and lien on, and collaterally assigns to Lender, the Collateral. Such security interest shall be absolute, continuing, perfected, direct, of first priority, exclusive and applicable to all amounts outstanding under the Loan and to all of Borrower’s obligations under the Loan Documents. Lender’s security interest in the Collateral shall secure the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including, without limitation, payment in full of all principal and interest on the Note (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, or any successor provision thereof), and all costs of collection, including reasonable attorneys’ fees and expenses, incurred by Lender in collecting such amounts, whether now existing or hereafter arising, howsoever evidenced or created, actual, direct, fixed or contingent. Borrower will unconditionally assign, endorse and deliver to Lender, with full recourse, all Timeshare Loans which are part of the Collateral. Borrower further warrants and guarantees the security interest granted in the Collateral. Lender is hereby appointed Borrower’s attorney-in-fact to take any and all actions in Borrower’s name and/or on Borrower’s behalf deemed necessary or appropriate by Lender with respect to the perfection of Lender’s security interest in the Collateral, and the collection and remittance of payments (including the endorsement of payment items) received on account of the Collateral; provided, however, that Lender shall not utilize the power of attorney to take any action including that which is described in Section 7.2(4) unless an Event of Default exists. Lender may notify Persons bound thereby of the existence of Lender’s interest as assignee in the Collateral and request from any Person bound by the Collateral any information relating to him.

Borrower authorizes Lender to file a UCC financing statement and confirms Lender’s authority to pre-file the UCC financing statement as of the date of pre-filing; provided that Lender has provided copies of such UCC financing statements in advance of filing.
Section 3.2 Maintenance of Borrowing Base
     If for any reason Lender determines that a Borrowing Base Shortfall exists (such determination to be based upon the monthly servicing report prepared by Servicing Agent, subject to Lender’s rights to request additional information of the Servicing Agent and revisions of manifest or other errors in such servicing reports), then in accordance with Section 2.6(e) Borrower shall make to Lender a principal payment in an amount equal to the Borrowing Base Shortfall.
Section 3.3 Reassignment of Timeshare Loans
     (a) Ineligible Timeshare Loans. Lender will promptly reassign and/or endorse to Borrower, without recourse or warranty of any kind, any Timeshare Loan that ceases to be an Eligible Timeshare Loan (whether due to payment in full of such Timeshare Loan or otherwise) so long as: (i) as of the date of such release, Borrower is in compliance with its obligations under Sections 2.6(d) and (e); (ii) on or as of the date of such release, Borrower has paid the full amount of any Borrowing Base Shortfall that will result from the ineligible Timeshare Loan or any other ineligible Timeshare Loan in accordance with Section 2.6(e) and Lender has verified receipt of such amounts; and (iii) Borrower has requested Lender in writing to release the ineligible Timeshare Loan and has provided supporting documentation satisfactory to Lender with respect to how the Timeshare Loan has ceased to become an Eligible Timeshare Loan.
     (b) Timeshare Upgrades. Lender will promptly reassign and/or endorse to Borrower, without recourse or warranty of any kind, any Timeshare Loan for which the related Timeshare Interest is subject to a Purchase Contract Upgrade so long as: (i) as of the date of such release, Borrower is in compliance with its obligations under Sections 2.6(d) and (e); (ii) Borrower has paid the full amount of the unpaid principal balance of the Timeshare Loan related to the Timeshare Interest being replaced in accordance with Section 2.6(f) and Lender has verified receipt of such amounts; and (iii) Borrower has requested Lender in writing to release such Timeshare Loan.
     (c) Defaulted Timeshare Loans. Lender will promptly reassign and/or endorse to Borrower, without recourse or warranty of any kind, any Defaulted Timeshare Loan so long as: (i) as of the date of such release, Borrower is in compliance with its obligations under Sections 2.6(d) and (e); (ii) (x) if such Defaulted Timeshare Loan is an Initial Defaulted Timeshare Loan, Borrower has paid all release fees due and owing with respect to such Initial Defaulted Timeshare Loan in accordance with Section 2.10 and Lender has verified receipt of such amounts, or (y) if such Defaulted Timeshare Loan is not an Initial Defaulted Timeshare Loan, Borrower has paid all amounts due and owing with respect to minimum amortization requirements and Borrowing Base Shortfalls in accordance with Sections 2.6(d) and (e), respectively; and (iii) Borrower has requested Lender in writing to release such Timeshare Loan.

     (d) Release Documentation. Borrower will prepare the reassignment document which shall be substantially in the form and substance of Exhibit A, and will deliver it to Lender for execution, and Lender will send Borrower the re-assignment document and the Timeshare Loan being reassigned within a reasonable time after satisfaction of the applicable conditions precedent specified in this Section 3.3.
Section 3.4 Collections
     Servicing Agent shall collect payments on the Timeshare Loans constituting part of the Collateral and remit collected payments to Lender on a daily basis according to the terms of the Servicing Agreement. Payments shall not be deemed received by Lender until Lender actually receives such payments from Servicing Agent; provided, however, that no such amounts shall be deemed to have been applied to any amounts owing hereunder (including, without limitation, in reduction of the outstanding principal balance of the Loan) or under any other Loan Document until actually applied on a Payment Date in accordance with the priority of payments set forth in Section 2.6(a).
Section 3.5 Servicing of Timeshare Loans
     Servicing Agent shall perform the monthly reporting services required by Lender with regard to the Collateral as set forth in the Servicing Agreement, all at Borrower’s sole cost and expense.
Section 3.6 Reconciliation Between Collections and Servicing Reports
     Within 30 days of Lender’s receipt of the monthly servicing report prepared by Servicing Agent, Lender may, upon written notice to Borrower and Servicing Agent, request a Servicing Report Reconciliation. Borrower and Servicing Agent shall provide Lender with such Servicing Report Reconciliation within ten (10) Business Days of Borrower’s receipt of Lender’s request. To the extent that Lender is not satisfied, in its sole and absolute discretion, with the Servicing Report Reconciliation, Lender may provide Borrower with a written notice to pay to Lender within five (5) Business Days of such notice the negative difference between the payments actually received by Servicing Agent during the subject month minus the payments stated in the servicing report to have been made by the Obligors under the Timeshare Loans assigned to Lender during the same month, which difference is not reconciled to Lender’s satisfaction.
Section 3.7 Replacement of Agents
     If a default on the part of an Agent exists under the agreement to which it is a party or an Event of Default exists, Lender may require that such Agent be replaced in accordance with the terms of the Servicing Agreement, Backup Servicing Agreement or Custodial Agreement, as applicable.
Section 3.8 Maintenance of Security
     Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained in full force and effect until all obligations arising under the Loan Documents have been performed, as security for Borrower’ performance of its obligations under the Loan

Documents, the Security Documents and all other security required to be given to Lender pursuant to the terms of this Loan Agreement.
Section 3.9 Permitted Contests
     Notwithstanding anything in the Loan Documents to the contrary, after prior written notice to Lender, Borrower at its expense may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount or validity of any tax, charge, assessment, statute, regulation, or any monetary lien on the Collateral, so long as: (i) in the case of an unpaid tax, charge, assessment or lien, such proceedings suspend the collection thereof from Borrower and the Collateral, and shall not interfere with the payment of any monies due under the Collateral in accordance with the terms of the Security Documents; and (ii) none of the Collateral is, in the judgment of Lender, in any imminent danger of being sold, forfeited or lost; (iii) in the case of a statute or regulation, neither Borrower nor Lender is in any danger of any civil or criminal liability for failure to comply therewith.
Section 3.10 Liability of Guarantor
     The payment and performance of all Borrower’s obligations under the Loan Documents shall be jointly, severally, primarily and unconditionally guaranteed by Guarantor, as set forth in the Guaranty.
ARTICLE IV
CLOSING
Section 4.1 Closing Conditions
     The obligation of Lender to consummate the transaction contemplated by this Loan Agreement is subject to the fulfillment or waiver of each of the following conditions precedent on or before the Effective Date:
     (a) Plan of Reorganization. The order confirming the Plan of Reorganization shall have been approved and entered by the Bankruptcy Court and shall not be subject to any stay or modification, all conditions to the effectiveness, implementation or consummation thereof (including the conditions for the occurrence of the Effective Date) shall have been satisfied or waived as provided for in the Plan of Reorganization, and the Plan of Reorganization shall have been consummated and implemented.
     (b) Event of Default. No Event of Default or Potential Default shall have occurred and be continuing, or would result from the closing of the transactions contemplated herein.
     (c) Representations and Warranties. The representations and warranties of Borrower and Guarantor contained in the Loan Documents shall be true and correct as of the Effective Date.
     (d) Loan Document Delivery. Lender shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each duly and properly executed by a Responsible Officer of Borrower and, if applicable, such other counterparty, each dated as of the date hereof or as of the Effective Date, as applicable (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to Lender in its sole discretion:
(1) this Loan Agreement;
(2) the Guaranty;
(3) the Note;
(4) the Custodial Agreement;
(5) the Servicing Agreement;
(6) the Backup Servicing Agreement;
(7) the Servicing Transition Agreement; and
(8) each Security Document.
     (e) Intercreditor Agreement. Lender shall have received a true and correct copy of the Intercreditor Agreement, together with a joinder agreement fully executed by Diamond Resorts Corporation and Lender.
     (f) Legal Opinions. Lender shall have received from counsel for each of Borrower, Guarantor and Servicer such legal opinions, in form and substance satisfactory to Lender, covering, without limitation, due organization, enforceability, no conflicts, no defaults, no material litigation, creation and perfection of security interest, and such other items as may be required by Lender, in its sole discretion.
     (g) Organizational Documents. Lender is satisfied, in its sole and absolute discretion, as to the Special Purpose Entity status of Borrower, and Lender shall have received, with respect to each of Borrower, Guarantor and Servicing Agent, and Lender shall have approved, each of the following:
     (1) Copies of such Person’s Articles of Organization, together with any amendments thereto, certified to be true and complete by the secretary of such Person, as applicable;
     (2) A current original good standing certificate for each such Person issued by the secretary of state of its jurisdiction of incorporation or organization, as applicable.
     (3) Certified Resolutions of each such Person authorizing the execution of all Loan Documents to which it is a party and the performance of all obligations of such Person thereunder. Such Resolutions shall be accompanied by a certificate from each such party, signed by a duly authorized Responsible Officer of each and dated as of the Effective Date, indicating the incumbency, authority, and signatures of the officers of each authorized to sign, on behalf of such party, as applicable, the Loan Documents to which such Person is a party.
     (h) Borrower Officer’s Certificate. Lender shall have received a certificate, dated the Effective Date, signed by the principal executive officer of Borrower, to the effect that the signer of such certificate has carefully examined the Loan Documents and that:
     (1) the representations and warranties of Borrower in this Loan Agreement and in any other applicable Loan Document are true and correct at and as of the Effective Date (except to the extent they expressly relate to an earlier date, in which case are true and correct as of such earlier date);
     (2) Borrower has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Loan Agreement at or before the Effective Date;
     (3) no Event of Default or Potential Default has occurred or is continuing; and
     (4) since the date of the Plan of Organization, there has been no material adverse change in the condition (financial or otherwise) of Borrower.
     (i) Guarantor Officer’s Certificate. Lender shall have received a certificate, dated the Effective Date, signed by the principal executive officer of Guarantor, to the effect that the signer of such certificate has carefully examined the Loan Documents and that:
     (1) the representations and warranties of Guarantor in the Guaranty are true and correct at and as of the Effective Date (except to the extent they expressly relate to an earlier date, in which case are true and correct as of such earlier date);
     (2) Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under the Guaranty at or before the Effective Date;
     (3) no Event of Default or Potential Default has occurred or is continuing; and
     (4) since the date of the Plan of Organization, there has been no material adverse change in the condition (financial or otherwise) of Guarantor.
     (j) Solvency Certificate. Lender shall have received certificates attesting to the Solvency of each of Borrower and Guarantor after giving effect to the transactions contemplated herein, from the chief financial officer of each such Person.
     (k) Collateral Documentation. Lender shall have received, from Borrower or the Custodial Agent, as applicable to the extent set forth below, the following items, all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion:
     (1) Timeshare Documents. The Custodial Agent shall have confirmed in writing (and the Bankruptcy Court shall have ordered) that the Custodial Agent holds all of the documents itemized in the definition of “Timeshare Loan File”, together with all other items which are required to be delivered to the Lender or Custodial Agent under the terms of the Custodial Agreement (including, without limitation, all purchase money promissory notes and installment obligations and the related documents evidencing and securing such payment obligations, and subject to any exceptions that existed as of the Petition Date) for the exclusive benefit of and as the bailee of Lender under this Agreement for the purposes of satisfying any of the provisions of the UCC permitting possession by a bailee to perfect Lender’s security interest in the Collateral.
     (2) Endorsements of Obligor Notes; Assignments of Obligor Mortgages. Borrower, Mystic Dunes, Prepetition Lender and Lender shall have authorized and instructed the Custodial Agent, and the Custodial Agent shall have agreed to, (i) stamp each Obligor Note currently endorsed in blank with a stamp provided by the Prepetition Lender so as to endorse such Obligor Notes to the order of the Prepetition Lender, and (ii) endorse in blank all Obligor Notes by including the allonges in the form attached hereto as Exhibit B in the Collateral Package Items (as defined in the Custodial Agreement) relating to each Obligor Note. Borrower shall have delivered to Lender, for recordation, bulk assignments of the Obligor Mortgages in recordable form (x) by Mystic Dunes (as successor to Tempus Palms) to Borrower, and (y) by Borrower to Lender, and otherwise substantially in the form and substance of Exhibit C to this Loan Agreement;
     (3) Existing Servicer Confirmation. Lender shall have received written confirmation from the Existing Servicer that it has not received notice of any complaint, demand, set-off, or claim by any Person, including, without limitation, any Obligor, with respect to the Timeshare Loans (other than as to routine matters involving the servicing of a Timeshare Loan) and certifying the unpaid total payments due under the unpaid principal balance of such Timeshare Loans.
     (l) Credit Reports; Search Reports. Lender shall have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower, Guarantor and lien, litigation, judgment and bankruptcy searches for Borrower, Guarantor conducted in such jurisdictions and for such other entities as Lender deems appropriate.
     (m) Financing Statements. Lender shall have received acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Effective Date under the UCC of all jurisdictions that Lender may deem necessary or desirable in order to perfect the liens created hereunder and under any other Loan Document, covering the Collateral described herein and/or any other Loan Document.
     (n) Payoff Letters. Lender shall have received evidence that all other action that Lender may deem necessary or desirable in order to perfect the liens created hereunder and under any other Loan Document has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements, intellectual property lien releases and other lien releases (including, in each case, in connection with the DIP Credit Agreement and the AD&C Loan Agreement).

     (o) Payment of AD&C Debt. Prepetition Lender shall have been repaid in full in cash all principal, interest, fees and other amounts outstanding under the AD&C Loan Agreement and all related documents in connection therewith (including, without limitation, the inventory and golf course loan components).
     (p) Diamond Participation. Diamond Participant shall have executed and delivered to Lender the Diamond Participation Agreement, and pursuant thereto Diamond Participant shall have purchased from Lender for cash a 10% participation interest in the Loan (after giving effect to the Effective Date Prepayment).
     (q) Effective Date Prepayment. Lender shall have received the Effective Date Prepayment.
     (r) Payment of Transaction Expenses. Borrower shall have paid all out-of-pocket fees and expenses incurred by Lender and its Affiliates (including, without limitation, all fees, charges and disbursements of counsel to Lender (directly to such counsel if requested by Lender)) incurred in connection with the negotiation, preparation, execution and delivery of this Loan Agreement and the other Loan Documents to the extent invoiced prior to or on the Effective Date (plus, in the case of Lender’s counsel, such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings, provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender), not to exceed $250,000.
ARTICLE V
BORROWER’S REPRESENTATIONS AND WARRANTIES
Section 5.1 Consideration
     As an inducement to Lender to execute this Loan Agreement, make the Loan and disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article V.
Section 5.2 Organization
     Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, is duly qualified to do business and is in good standing in every jurisdiction where its business or properties require such qualification, except in each jurisdiction in which the failure to be qualified and in good standing will not result in a Material Adverse Change. Borrower has all requisite power and authority, and all requisite governmental licenses, authorizations, consents and approvals, necessary to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.
Section 5.3 Authorization
     The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the Articles of

Organization of Borrower, (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting Borrower or any part of the Collateral, (iii) require any approval or consent of any member, partner, shareholder or any other Person, other than approvals or consents which have been previously obtained and disclosed in writing to Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower or its properties or any part of the Collateral may be bound or affected, or (v) result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any part of the Collateral or any of the properties now owned or hereafter acquired by Borrower. Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.
Section 5.4 Governmental Consents
     Other than the Bankruptcy Court’s approval of the Plan of Reorganization, no approval, consent, exemption, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (a) the due execution, delivery and performance by Borrower and/or Guarantor of the Loan Documents or any other document executed pursuant thereto or in connection therewith, or for the consummation of the Transaction, (b) the grant by Borrower of the liens granted by it pursuant hereto and the other Loan Documents, (c) the perfection or maintenance of the liens created hereunder or under any other Loan Document (including the first priority nature thereof) or (d) the exercise by Lender of its rights hereunder or under any other Loan Document or lender’s remedies in respect of the Collateral.
Section 5.5 Validity
     The Loan Documents have been duly executed and delivered by and constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms.
Section 5.6 Financial Position
     The pro forma projected opening unaudited balance sheet of Tempus Acquisition, LLC, dated July 1, 2011, was prepared in accordance with GAAP consistently applied, and fairly presents the financial condition of Guarantor in respect of its assets and liabilities as of the Effective Date.
Section 5.7 Governmental Regulations
     Neither Borrower nor Guarantor is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Debt.

Section 5.8 Employee Benefit Plans
     Neither Borrower nor Guarantor maintains any pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA other than a plan pursuant to which such entity’s contribution requirement is made concurrently with the employees’ contributions.
Section 5.9 Securities Activities
     Neither Borrower nor Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than 25% of the value of the assets of either such entity consists of such margin stock.
Section 5.10 No Material Adverse Change
     No Material Adverse Change has occurred since the date of the initial filing of the Plan of Reorganization.
Section 5.11 No Default
     Neither Borrower nor Guarantor is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Change. No Potential Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Loan Agreement or any other Loan Document.
Section 5.12 Payment of Taxes
     All tax returns and reports required to be filed by Borrower and Guarantor have been timely filed, or proper extensions for filing have been obtained. All taxes, assessments, fees and other governmental charges upon Borrower, Guarantor and their properties, assets, income and franchises (including, without limitation, any part of the Collateral) which are due and payable have been paid when due and payable, or proper extensions for payment have been obtained, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the respective business, properties, assets, operations, condition (financial or otherwise) or business prospects of Borrower or Guarantor. Neither Borrower nor Guarantor has any knowledge of any proposed tax assessment against Borrower or Guarantor or any part of the Collateral that could be material to its business, properties, assets, operations, condition (financial or otherwise) or business prospects.
Section 5.13 Litigation
     Attached hereto as Schedule 5.13 is list of all pending, and to the knowledge of Borrower, threatened actions, suits, proceedings or arbitrations against or affecting Borrower or Guarantor before any court, governmental agency or arbitrator as of the Effective Date, none of which may result in a Material Adverse Change. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any governmental authority, by or against Borrower or Guarantor or against any of their properties or revenues that purport to affect or pertain to this Loan Agreement, any other Loan Document or the consummation of the transactions contemplated hereby.
Section 5.14 Ownership of Property; Liens
     Each of Borrower and Guarantor has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. The property of Borrower is subject to no liens, other than liens of Lender created hereunder or under any other Loan Document.
Section 5.15 Subsidiaries; Equity Interests; Loan Party Information
     As of the Effective Date, Borrower has no subsidiaries, and Guarantor has no subsidiaries other than those specifically disclosed in Schedule 5.15. Neither Borrower nor Guarantor has any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.15. All of the outstanding equity interests in Borrower have been validly issued, are fully paid and non-assessable, and are owned in their entirety by Guarantor. Set forth on Schedule 5.15 is a complete and accurate list of Borrower and Guarantor, showing as of the Effective Date the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number. As of the Effective Date, the Articles of Organization provided to Lender is a true and correct copy of each such document, each of which is valid and in full force and effect.
Section 5.16 No Burdensome Restrictions
     Neither Borrower nor Guarantor is a party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.
Section 5.17 Full Disclosure
     None of the statements contained herein or in any information, exhibit, report or certificate furnished by or on behalf of Borrower or Guarantor in connection with the Loan Documents contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading; provided, however, that it is recognized by Lender that projections and forecasts provided and to be provided by Borrower and Guarantor, while reflecting Borrower’s and Guarantor’s good faith projections and forecasts, based upon methods and data Borrower and Guarantor believe to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

Section 5.18 Compliance with Laws and Regulations
     Each of Borrower and Guarantor is in compliance in all material respects with all Laws and Regulations, and there are no, nor are there, to the knowledge of Borrower (after due inquiry of Guarantor), any alleged or asserted, violations of law, regulations, ordinances, codes, declarations, covenants, conditions, or restrictions of record, or other agreements relating to Borrower, Guarantor, the Collateral or any part thereof.
Section 5.19 Solvency
     After giving effect to the transactions contemplated hereby, each of Borrower and Guarantor is Solvent. No petition in bankruptcy has ever been filed against Borrower and Borrower has never made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.
Section 5.20 Timeshare Interests
     Each Timeshare Loan which is assigned to Lender pursuant to this Loan Agreement shall be an Eligible Timeshare Loan at the time of assignment. To the best of Borrower’s knowledge, there are no executory obligations to Obligors to be performed by Borrower or any of its predecessors under the Purchase Contracts, except for non-delinquent and executory obligations disclosed to Obligors in their Purchase Contracts.
Section 5.21 Affiliate Debt.
     No Debt of Guarantor held by any Affiliate of Borrower or Guarantor or any other Person that owns, directly or indirectly, any beneficial or economic ownership interest in Guarantor (including, for the avoidance of doubt, any Person controlled by Guggenheim Partners, LLC) has a scheduled maturity earlier than the Maturity Date.
Section 5.22 Security Documents
     The provisions of the Security Documents are effective to create in favor of Lender a legal, valid and enforceable first-priority lien on all right, title and interest of Borrower in the Collateral. Except for filings completed on or prior to the Effective Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such liens.
Section 5.23 Special Purpose Entity
     Since the date of its formation and as of the Effective Date, Borrower has been and is a Special Purpose Entity.

Section 5.24 Embargoed Persons
     None of the funds or other assets of Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Guarantor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
Section 5.25 Survival and Additional Representations and Warranties
     The representations and warranties and contained in this Article V are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Loan Documents. Borrower agrees that all of the representations and warranties of Borrower set forth in Article V and elsewhere in this Loan Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Loan Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Loan Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE VI
BORROWER’S COVENANTS
Section 6.1 Consideration
     As an inducement to Lender to execute this Loan Agreement and make the Loan, Borrower hereby covenants that, so long as any amount payable hereunder or under any other Loan Document remains unpaid, Borrower shall comply (and, where applicable, shall cause Guarantor to comply) with the covenants set forth in this Article VI.
Section 6.2 Reporting Requirements
     Borrower shall furnish or cause to be furnished to Lender the following notices and reports:
     (a) Monthly Reports. On or before the 30th day of each calendar month, the following: (i) monthly GAAP financial statements of Borrower and Guarantor as of the end of the prior calendar month, and (ii) monthly mortgage receivables flash sheets as of the end of the prior calendar month.

     (b) Quarterly Financial Reports. As soon as practicable and in any event within 60 days after the end of each fiscal quarter of Borrower (other than the last quarter of any fiscal year, which shall be delivered within 75 days of such fiscal quarter), the following: (i) unaudited financial statements of Borrower (or, if Borrower’s financial statements are included in the consolidated financial statement of Guarantor, then of Guarantor) and of Guarantor, on a fully consolidated basis, which financial statements must include (A) a balance sheet as at the end of such fiscal quarter and (B) statements of income and cash flow for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and certified by the Treasurer, Chief Accounting Officer or Chief Financial Officer of Borrower (or, as applicable, of Guarantor), to fairly present the financial condition of Borrower (or, as applicable, of Guarantor), on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of Borrower (or, as applicable, of Guarantor), on a fully consolidated basis for the period ending on such date; and (ii) if requested by Lender, a summary report of accounts payable aging;
     (c) Annual Financial Statements. As soon as practicable and in any event within 120 days after the end of each fiscal year of Tempus Acquisition, LLC, audited financial statements of Tempus Acquisition, LLC, on a fully consolidated basis (which financial statements must include a balance sheet of Tempus Acquisition, LLC, as the end of such fiscal year, and statements of income, shareholders’ equity and cash flow of Tempus Acquisition, LLC, for such fiscal year, together with an accompanying unaudited consolidating balance sheet and income statement of Borrower and Mystic Dunes, LLC), and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
     (d) Timeshare Association Financial Statements. Annual financial statements (within 150 days of the end of the Timeshare Association’s fiscal year) of the Timeshare Association. Such financial statements shall be prepared in accordance with GAAP and audited, as required by Section 721.13(3)(e), Florida Statutes.
     (e) Certificates; Other Information.
     (1) Concurrently with the delivery of the financial statements referred to in Section 6.2(c), a certificate of its independent certified public accountants certifying such financial statements;
     (2) concurrently with the delivery of the financial statements referred to in Sections 6.2(a), (b) and (c), a duly completed certificate of compliance, in form and substance satisfactory to Lender, signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer of Borrower or Guarantor, as applicable;

     (3) promptly after the same are available, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower or Guarantor by independent accountants in connection with the accounts or books of such Persons, or any audit of any of them;
     (4) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity holders of Borrower and Guarantor;
     (5) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of Guarantor pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lender hereunder; and
     (6) as soon as available, but in any event within 30 days after the end of each fiscal year of Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for Borrower and containing such additional information as Lender may reasonably specify.
     (f) Notice of Material Adverse Change. As soon as practicable after its occurrence, written notice and a description of any matter which has resulted, or may result, in a Material Adverse Change.
     (g) Notice of Defaults or Potential Defaults; Default Under Other Credit Facility. As soon as practicable and in any event within five (5) Business Days after Borrower has knowledge of the occurrence of any Potential Default (however described) or Event of Default hereunder, written notice and a description of such Potential Default or Event of Default and the action which Borrower proposes to take with respect thereto. As soon as practicable and in any event within five (5) Business Days after Borrower has knowledge of the occurrence of any material event of default under any loan or credit agreement relating to Debt of Guarantor, Borrower shall provide Lender with written notice of such event of default together with a description of any cure periods and Guarantor’s proposal for curing the same.
     (h) Notice of Litigation. As soon as practicable and in any event within five (5) Business Days after institution thereof, or knowledge thereof, written notice and a description of any material adverse litigation, action or proceeding commenced against Borrower and any adverse determination thereof.
          (1)
     (i) Other Information. Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of Borrower and Guarantor, as Lender may from time to time reasonably request.
Section 6.3 Borrower’s Operations and Management
     Borrower shall (and shall cause Guarantor to):

     (a) Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders of any governmental authority, including but not limited to the Laws and Regulations, the noncompliance with which may result in a Material Adverse Change.
     (b) Payment of Taxes and Claims. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon.
     (c) Maintenance of Properties; Books and Records. Maintain or cause to be maintained:
     (1) in good repair, working order and condition all properties and assets material to the continued conduct of the business of Borrower, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and
     (2) proper books, records and accounts in which full, true and correct entries in accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.
     (d) Change in Nature of Business. Make no material change in the nature of its businesses as carried on at the date hereof.
     (e) Maintenance of Existence. Maintain and preserve its existence and all rights, privileges, qualifications, permits, licenses, franchises and other rights material to its business.
     (f) Change in State of Organization or Location of Executive Offices. Make no change to its state of organization or the location of its executive offices without given Lender at least 30 days’ prior written notice.
     (g) Transactions with Affiliates. Not enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     (h) Change in Control. Not permit a Change of Control to occur or exist, or otherwise merge, consolidate, or reorganize, or reclassify its equity interests in a way that results in a Change of Control.
     (i) Timeshare Collateral.
     (1) Inspection. Borrower will at its expense permit (or cause its Affiliate to permit) Lender and its representatives, at all reasonable times and upon reasonable prior notice to Borrower, to inspect audit and copy Borrower’s books and records.
     (2) No Modification of Collateral or Payments by Borrower. Subject to Section 6.4 and the definition of Eligible Timeshare Loan, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including, without limitation, any change in the interest rate or amount, frequency or number of payments) to any Timeshare Loan which constitutes part of the Collateral; or waive the timely performance of the obligations of the Obligor under any such Timeshare Loan or its security; or release the security for any such Timeshare Loan. Borrower will not pay or advance directly or indirectly for the account of any Obligor any sum required to be deposited or owing by the Obligor either under any Purchase Contract or under any Timeshare Loan which constitutes part of the Collateral. Without the consent of Lender, Borrower shall not take any action, or fail to take any action (or permit any of its Affiliates to take any action or fail to take any action), if such action or failure to take action would interfere with the enforcement of Borrower’s rights under the Purchase Contracts or Timeshare Loans included in the Collateral.
     (3) Collection of Collateral. Borrower will undertake the diligent and timely collection of amounts delinquent under each Timeshare Loan which constitutes part of the Collateral and will bear the entire expense of such collection. During each calendar month, Borrower shall commence, and diligently prosecute, foreclosure or other applicable recovery actions on the Initial Defaulted Timeshare Loans in an amount not less than the Minimum Foreclosure Amount. Lender shall have no obligation to undertake any action to collect under any Timeshare Loan.
Section 6.4 Modifications
     (a) Borrower (or Servicing Agent on Borrower’s behalf) shall be entitled to amend or modify any Timeshare Loan which constitutes part of the Collateral only as follows (and no other amendments or modifications of the Timeshare Loans shall be permitted):
     (1) to ensure compliance with the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, with respect to such Timeshare Loan;
     (2) if any installment due with respect to such Timeshare Loan has become and remains more than 60 days contractually past due; or
     (3) to permit a change in the amortization program as otherwise approved by Lender in writing (which approval may be granted or withheld in Lender’s sole discretion).
     (b) On or before the 15th day after the end of each month, Borrower (or Servicing Agent on its behalf) shall give to Lender a written report as to all Timeshare Loans that have been amended or modified. Such report shall, without limitation, summarize all amendments and modifications that occurred during the immediately preceding month (including the number and type thereof) and all amendments and modifications that have occurred since the Effective Date. Such reports shall be certified correct by a Vice President of Borrower.
     (c) Borrower acknowledges that the above authorization by Lender does not modify or alter the conditions of an Eligible Timeshare Loan.

Section 6.5 No Transfers
     Borrower will not, unless Lender otherwise consents in writing, make or permit any Transfer, except for Transfers permitted under the definition of “Transfer” herein.
Section 6.6 Preservation of Security Interests
     Borrower shall preserve and undertake all actions necessary to maintain the security interests granted to Lender under the Security Documents in full force and effect (including the priority thereof). Borrower shall promptly upon the request of Lender and at Borrower’s expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise necessary or reasonably deemed by Lender to be desirable for the creation or perfection of the liens and security interests purported to be created by the Security Documents. Borrower shall not permit the Lien of the Security Documents not to constitute a valid perfected security interest in the Collateral securing amounts due to Lender as set forth in this Loan Agreement or take or fail to take any action that would result in Lender not having exclusive and continuous “control” over the Collateral (within the meaning of Articles 8 and 9 of the UCC).
Section 6.7 Special Purpose Entity
     Borrower shall not take any action, or permit any action to be taken, that would cause Borrower not to meet the definition of Special Purpose Entity in any respect.
Section 6.8 Prohibition of Fundamental Changes; Sale of Assets, etc.
     (a) Except as otherwise provided in the Loan Documents, Borrower shall not (i) enter into any transaction of merger or consolidation, change its form of organization or its business, or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution, (ii) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business, whether now owned or hereafter acquired or (iii) acquire any equity interest in any Person.
     (b) Without the prior consent of Lender (such consent not to be unreasonably withheld), Borrower shall not change its name, its principal place of business or its fiscal year.
     (c) Other than to Guarantor, Borrower shall not issue any shares of capital stock or other equity interest of Borrower, nor any options, warrants, rights or notes representing any obligation of or right with respect to such Borrower.
     (d) Borrower shall not amend, modify or restate its Articles of Organization.
Section 6.9 Distributions; Restricted Payments
     Borrower shall not, directly or indirectly, make or declare any dividend or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in Borrower or any payment of principal or interest in respect of any Debt to a Person other than

Lender unless all payment obligations of Borrower that are then due and payable under this Loan Agreement and the other Loan Documents have been paid in full.
Section 6.10 Liens
     Borrower shall not create, incur, assume or permit to exist any lien upon or with respect to any of its property, assets or revenues, whether now owned or hereafter acquired, except for liens created pursuant to the Security Documents.
Section 6.11 Indebtedness; Guarantees
     Except for the Loan incurred and any other amounts owed hereunder, Borrower shall not create, incur, assume or permit to exist any Debt. Borrower shall not directly or indirectly create, assume, be or become liable with respect to any guarantee.
Section 6.12 Accounts
     Borrower shall not cause to be maintained any bank accounts other than the accounts set forth in the Servicing Agreement, together with such other accounts as may be specifically required by Lender.
Section 6.13 Further Assurances
     Borrower shall execute and deliver, or cause the execution and delivery, at any time and from time to time, of any and all instruments, agreements and documents, and will take such other action, or cause such other action to be taken, as Lender reasonably requires to maintain, perfect or insure Lender’s security provided for under the Loan Documents.
Section 6.14 Covenants Not Exclusive
     The covenants contained in this Article VI are in addition to, and not in derogation of, the covenants contained elsewhere in the Loan Documents.
ARTICLE VII
DEFAULT
Section 7.1 Events of Default
     The occurrence and continuance of any of the following events constitutes an “Event of Default” hereunder:
     (a) Borrower fails to pay any principal on the Loan when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or Borrower fails to pay when due any interest, fees or other amounts payable hereunder (including without limitation the Initial Defaulted Timeshare Loans Release Fee) or under the other Loan Documents.

     (b) Any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any certificate or document delivered to Lender by Borrower or Guarantor pursuant to any Loan Document, is at any time incorrect in any material respect.
     (c) Borrower or Guarantor fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or any other Loan Document (other than a default or violation referred to elsewhere in this Section 7.1), and such failure remains unremedied for 30 days after notice thereof from Lender to Borrower; provided that in the event Borrower or Guarantor commences and is diligently pursuing to completion action to cure the failure, such 30 day period may be extended for such period of time as is necessary to cure the failure, but in no event longer then 120 days from the date of Lender’s notice; provided further, however, that in the event (i) Lender reasonably determines that the failure to immediately declare an Event of Default could materially and adversely harm the rights of Lender hereunder or under any other Loan Document, or the rights of Lender with respect to the Collateral, or (ii) Lender reasonably determines that the failure to perform or observe the terms of this Loan Agreement or any other Loan Document cannot be remedied with the passage of 120 days, then Lender may declare an immediate Event of Default in its notice given pursuant to this Section 7.1(c).
     (d) Borrower or Guarantor asserts the invalidity or unenforceability of any Loan Document or any Loan Document is adjudicated to be invalid or unenforceable in any material respect.
     (e) Any Security Documents, for any reason, ceases to create a valid and perfected first priority lien on or in the Collateral or other collateral relating thereto as described in the Loan Documents, or Borrower so states in writing.
     (f) The dissolution or winding up Borrower or Guarantor.
     (g) A default in Borrower’s performance of its obligations under the Loan Documents as set forth in Section 3.2.
     (h) Any Transfer occurs which has not been consented to in writing by Lender (except for Transfers permitted under the definition of “Transfer” herein).
     (i) Guarantor fails to comply with any of the financial covenants set forth in Section 2(e) of the Guaranty.
     (j) A Material Adverse Change occurs.
     (k) A material event of default occurs under any loan or credit agreement relating to Debt in excess of $500,000 of Guarantor.
     (l) Any judgment or order for the payment of money in excess of $500,000, singularly or in the aggregate, is rendered against Borrower or Guarantor, and either (i) enforcement proceedings have been commenced by any creditor upon such judgment, or (ii) there is a period of 15 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, is not in effect.

     (m) Borrower or Guarantor fails to pay any Debt (other than the Debt incurred by Borrower and Guarantor with respect to the Loans, the Events of Default with respect to which are set forth elsewhere in this Section 7.1), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; any other default under any agreement or instrument relating to any such Debt, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay, default or event results in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that none of the foregoing events or inactions will constitute an Event of Default unless such event or inaction could result in a Material Adverse Change.
     (n) Borrower or Guarantor generally does not pay its Debts as such Debts become due, or admits in writing its inability to pay its Debts generally, or a Bankruptcy Action is instituted by or against Borrower or Guarantor and, in the case of any such Bankruptcy Action instituted against it (but not instituted by it), either such proceeding remains undismissed or unstayed for a period of 30 days (whether or not consecutive), or any of the actions sought in such proceeding (including, without, limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) occur; or Borrower or Guarantor takes any action to authorize any of the actions set forth above.
     (o) There occurs any attachment, levy, execution or other judicial seizure of any portion of the Collateral, or any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which is not released, expunged, discharged or dismissed prior to the earlier of (i) 20 days after such attachment, levy execution or seizure, or (ii) the sale of the assets affected thereby.
     (p) At any time, funds on deposit in the Collection Account are used by or on behalf of Borrower other than for the purposes expressly specified in this Loan Agreement or are withdrawn by or at the direction of Borrower other than as expressly permitted pursuant to this Loan Agreement or the Servicing Agreement.
Section 7.2 Remedies
     At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Loan Documents and not in limitation thereof, do anyone or more of the following:
     (a) Declare the unpaid principal amount of the Loan, together with all other sums owing by Borrower to Lender in connection with the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in connection therewith to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

     (b) With respect to the Collateral, (i) after any applicable delinquency on a Purchase Contract, institute collection, foreclosure and other enforcement actions against Obligors and other Persons obligated on the Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release Persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from the performance of its obligations under the Loan Documents, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Collateral.
     (c) Proceed to protect and enforce its rights and remedies under the Loan Documents and to foreclose or otherwise realize upon its security for the performance of the obligations arising under the Loan Documents, or to exercise any other rights and remedies available to it at law, in equity or by statute.
     (d) Request and have appointed a Receiver with respect to Borrower and/or the Collateral, and to that end, Borrower hereby consents to the appointment of a Receiver by Lender in any action initiated by Lender pursuant to this Loan Agreement, and Borrower waives any notice and posting of a bond in connection therewith.
     (e) Any and all other remedies available at law or in equity.
For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by Section 7.2(b), Borrower hereby unconditionally and irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said Section in the name and on behalf of Borrower; provided, however, that Lender shall not utilize its power of attorney to take any action including that which is described in Section 7.2(b) unless an Event of Default exists. This power of attorney is coupled with an interest.
     All remedies of Lender provided for herein and in any other Loan Documents are cumulative and shall be in addition to all other rights and remedies provided by law or in equity. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under any other Loan Document. If Lender exercises any of the rights or remedies provided in this Article VII, that exercise shall not make Lender, or cause Lender to be deemed to be, a partner or joint venturer of Borrower. No disbursement of funds in respect of Lender’s exercise of its rights hereunder shall cure any default of Borrower, unless Lender agrees otherwise in writing in each instance.
     Upon the occurrence of any Event of Default, all of Borrower’s obligations under the Loan Documents may become immediately due and payable without notice of presentment or demand for payment, protest or notice of nonpayment or dishonor, at Lender’s option, exercisable in its sole discretion. Notwithstanding the foregoing, if an Event of Default referred to in Section 7.1(n) shall occur with respect to Borrower or Guarantor, all of Borrower’s obligations under the Loan Documents shall be deemed to have become immediately due and payable, automatically and without notice of presentment or demand for payment, protest or notice of nonpayment or dishonor.
Section 7.3 Application of Proceeds During an Event of Default
     Notwithstanding anything in the Loan Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral (and not otherwise payable to the Servicing Agent pursuant to the Servicing Agreement) may be applied to payment of Borrower’s obligations under the Loan Documents as Lender in its reasonable discretion may determine; provided, that notwithstanding the existence of any Event of Default, for so long as the Servicing Agreement has not been terminated, the Servicing Agent shall remain entitled to receive 50% of all Customer Service Fees collected during the related Interest Period, to the extent not already retained by Servicing Agent pursuant to the Servicing Agreement.
Section 7.4 Uniform Commercial Code Remedies; Sale; Assembly of Collateral
     (a) UCC Remedies; Sale of Collateral. Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Collateral given not less than 10 days prior to such proposed action in connection with the exercise of Lender’s rights and remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on Borrower’s obligations under the Loan Documents which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of Section 7.5.
     (b) Lender’s Right to Execute Conveyances. When an Event of Default exists, Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender’s rights and remedies under this Section 7.4; and Lender is hereby appointed Borrower’s attorney-in-fact for this purpose; provided, however, that Lender shall not utilize its power of attorney to take any action including that which is described in this Section 7.4(b) unless an Event of Default exists.
     (c) Obligation to Assemble Collateral. Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral and make it available to Lender at a time and place designated by Lender, if it is not already in Lender’s possession.
Section 7.5 Application of UCC Sale Proceeds
     Should Lender exercise the rights and remedies specified in Section 7.4, unless otherwise required by applicable law, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys’ fees, incurred by Lender as a result of the Event of Default. The remainder of any proceeds, net of Lender’s costs and expenses shall be applied to the satisfaction of the obligations under the Loan Documents as Lender in its discretion may determine until fully satisfied with any excess paid over to Borrower.
Section 7.6 Authorization to Apply Assets to Payment of Loan
     Borrower hereby authorizes Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of Borrower or Guarantor then in the possession of Lender, or standing to the credit of Borrower or Guarantor, to the payment of the Loans.
Section 7.7 Lender’s Right to Perform
     Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations agreed to be paid or performed in the Loan Documents by Borrower or any surety for the performance of their obligations under the Loan Documents if
     (a) such Person fails to do so; and
     (b) (i) an Event of Default exists and at least five (5) Business Days’ notice has been given to such Person of Lender’s intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such Person has failed to maintain in accordance with the Loan Documents or to deliver evidence thereof, or (iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value.
     For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Loan Documents following an Event of Default shall become part of the obligations arising under the Loan Documents, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.
Section 7.8 Waiver of Marshalling
     Borrower, for itself and for all who may claim through or under them, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshaled on any foreclosure, sale or other enforcement of Lender’s rights and remedies.
ARTICLE VIII
MISCELLANEOUS
Section 8.1 Successors and Assigns; Limited Assignment by Borrower or by Lender.
     (a) The provisions of this Loan Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither Borrower nor Guarantor may assign or transfer any of its rights or obligations under this

Loan Agreement or any of the other Loan Documents without the prior written consent of Lender, except in connection with a Transfer permitted under the definition of “Transfer” herein.
     (b) Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its office a record of each assignment of all or any portion of the Loan, and a register for the recordation of the names and addresses of all assignees of interests in the Loan, and principal amounts (and related interest amounts) of the Loan and other amounts due under Section 2.6, owing to, Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a “Lender” hereunder for all purposes of this Agreement to the extent of its pro rata share in the Loan, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.
Section 8.2 Notices
     All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:
     (1) personal delivery;
     (2) overnight delivery by a reputable overnight courier service;
     (3) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or
     (4) registered or certified, first class mail, return receipt requested.
Any notice, demand or request sent pursuant to the terms of this Loan Agreement will be deemed received (i) if sent pursuant subsection (1), upon such personal delivery, (ii) if sent pursuant to subsection (2), on the next Business Day following delivery to the overnight courier service, (iii) if sent pursuant to subsection (3), upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient’s time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and (iv) if sent pursuant to subsection (4), 3 days following deposit in the mail.

The addresses for notices are as follows:

To Lender:	Resort Finance America, LLC
100 Crescent Court, Suite 260
Dallas, Texas 75201
Attention: Chief Risk Officer, Secretary
Telephone No.: (469) 554-7900
Telecopier No.: (214) 224-0165

To Borrower:	Mystic Dunes Receivables, LLC
10615 Park Run Drive
Las Vegas, NV 89144
Attn: General Counsel
Telephone: (702) 823-7550
Telecopy: (702) 765-8615

With a copy to:	Diamond Resorts Financial Services, Inc.
10600 West Charleston Blvd.
Las Vegas, NV 89135
Attn: VP, Client and Loan Services and
General Counsel
Telephone: (702) 823-7350
Telecopy: (702) 804-8632

With a copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street, Suite 1900
Chicago, IL 60661
Attn: Ann Marie Sink
Telephone: (312) 902-5200
Telecopy: (312) 577-8907
The failure to provide courtesy copies will not affect or impair Lender’s rights and remedies against Borrower. Such addresses may be changed by notice to the other parties given in the same manner as provided above.
Section 8.3 Borrower’s Representative
     Borrower hereby designates the following natural persons as its representatives and the representative of Guarantor for purposes of (i) making all decisions with respect to the Loans and the Loan Documents, (ii) delivering all notices, certificates and other documents required by the terms of the Loan Documents or requested by Borrower or Guarantor in connection with the Loans and (iii) taking all other actions requested by Borrower or Guarantor in connection with the Loans and the Loan Documents:
Stephen J. Cloobeck
David F. Palmer
Elizabeth Brennan
David Womer
Yanna Huang
In taking action pursuant to the terms of this Loan Agreement and the other Loan Documents, Lender shall be entitled to rely, without further investigation, upon any notice, certificate or other document delivered in writing and executed or signed by such representative of Borrower and Guarantor. In addition, Lender may, at its option, refuse to take action in the event a notice, certificate or other document is delivered to Lender which has not been executed or delivered by such representative of Borrower and Guarantor.
Section 8.4 Amendments, Changes, Waivers, Discharge and Modifications in Writing
     No provision of this Loan Agreement or any of the other Loan Documents may be amended, changed, waived, discharged or modified except by an instrument in writing signed by Lender and Borrower.
Section 8.5 No Waiver; Remedies Cumulative
     The deemed disbursement of the Loan shall not have the effect of precluding Lender from thereafter declaring an Event of Default (however described) under this Loan Agreement or any other Loan Document. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under this Loan Agreement or any other Loan Document will impair such power, right or privilege or be construed to be a waiver of any Event of Default (however described) or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right, power or privilege. Except as specifically provided herein, all rights and remedies existing under this Loan Agreement and the other Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.
Section 8.6 Costs, Expenses and Taxes
     (a) Borrower agrees to pay the costs, and all expenses incurred by Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Loan Agreement, the other Loan Documents and any other documents to be delivered hereunder; provided, that the obligation of Borrower to reimburse Lender for such expenses incurred solely since February 17, 2011, through the closing of the transactions contemplated by this Agreement shall not exceed $250,000 (the “Cap”). The costs and expenses to be paid by Borrower shall include the following (subject, solely in the case of expenses incurred since February 17, 2011, through the closing of the transactions contemplated by this Agreement, to the Cap):
     (1) the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Loan Agreement and the other Loan Documents;
     (2) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the other Loan Documents and the other documents to be delivered hereunder;
     (3) any and all fees and costs associated with the assignment, custody and servicing of the Collateral inclusive of the fees and costs described in this Loan Agreement;
     (4) any and all reasonable travel expenses of Lender’s employees in relation to the Loans;

     (5) any and all reasonable expenses of Lender and its representatives incurred in connection with any inspection of the books and records of Borrower or review of the Collateral upon the occurrence and during the continuance of any Potential Default or Event of Default (provided, that any such expenses incurred when no Potential Default or Event of Default has occurred and is continuing shall be paid by Lender); and
     (6) any and all other reasonable costs and expenses incurred by Lender in relation to the Loans.
     (b) In addition to the reimbursement obligations set forth in Section 8.6(a), and without regard to any monetary cap, Borrower further agrees to pay all costs and expenses of Lender, including, without limitation, reasonable counsel fees and expenses, court costs and all litigation expenses (including, but not limited to, reasonable expert witness fees, document copying expenses, exhibit preparation, courier expenses, postage expenses and communication expenses) in connection with the enforcement of this Loan Agreement, the other Loan Documents and any other documents delivered hereunder, including, without limitation, costs and expenses incurred in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding, or any refinancing or restructuring in the nature of a “workout” of the Loan Documents and any other documents delivered by Borrower and Guarantor related thereto.
     (c) Payment from Borrower of amounts due pursuant to this Section 8.6 will be due 10 days after it has received from Lender written notice of the nature of the item for which payment is required and the amount due.
Section 8.7 Disclaimer by Lender; No Joint Venture
     Borrower acknowledges, understands and agrees as follows:
     (1) The relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility for or duty to Borrower, Guarantor or any Affiliate to select, review, inspect, supervise, pass judgment upon or inform Borrower of the quality, adequacy or suitability of any matter or thing submitted to Lender for its approval.
     (2) Lender shall under no circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates. Lender owes no duty of care to protect Borrower, Guarantor, or any Affiliate or any other Person against negligent, faulty, inadequate or defective building or construction.
     (3) Borrower is not and will not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Approvals granted by Lender for any matters covered under this Loan Agreement are to be narrowly construed to cover only the parties and facts identified in any such approval; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon.
Section 8.8 Indemnification
     Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or related to any of the following:
     (1) the Loan, this Loan Agreement or any other Loan Document;
     (2) the Timeshare Project;
     (3) the use of proceeds of the Loan; or
     (4) the failure of Borrower, Guarantor or any other party to the Loan Documents (other than Lender) to comply fully with any and all laws applicable to it;
whether or not an Indemnified Party is a party thereto, except to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, obligations, penalties, disbursements and expenses are found in a final non appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 8.8 will survive the termination of this Loan Agreement and the other Loan Documents and the payment in full of the Loans.
Section 8.9 Third-Party Fees
     Borrower represents and warrants to Lender that it has not made any commitment or taken any action that could result in a claim for any broker’s, finder’s, consultant’s or other similar fees or commissions with respect to the Loan as contemplated by this Loan Agreement. Borrower agrees to indemnify Lender and save and hold Lender harmless from and against all claims of any Person or with whom it has initiated contact with respect to the Loans who claims a right to any such broker’s, finder’s, consultant’s or other similar fees or commissions in connection with the Loan, whether or not such claims are valid.
Section 8.10 Titles and Headings
     The titles and headings of sections of this Loan Agreement are intended for convenience only and are not in any way to affect the meaning or construction of any provision of this Loan Agreement.

Section 8.11 Counterparts
     This Loan Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement with the same effect as if all parties had signed the same signature page.
Section 8.12 Lender’s Rights with Respect to Loan
     Except as set forth in Section 8.1, Lender may at any time sell, assign, grant or transfer to any Person, whether by assignment, pledge or participation, all or a portion of its interest in or rights with respect to the Loan and in all or part of the obligations of Borrower and any other obligated party under the Loan Documents.
Section 8.13 Recourse Obligations
     The Loan shall be with full recourse to Borrower. Notwithstanding anything to the contrary in this Loan Agreement, the Note or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the obligations secured by the Security Documents or to require that all Collateral shall continue to secure all of the obligations owing to Lender in accordance with the Loan Documents.
Section 8.14 Confidentiality
     Borrower and Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Loan Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Loan Agreement; provided that Lender may disclose the terms hereof, and give copies of the Loan Documents to, assignees and participants and to prospective assignees and participants without the prior consent of Borrower. If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party’s receipt of the other party’s request for consent or approval as expressly contemplated pursuant to this Section 8.14, then such consent or approval will be deemed to have been given, provided that such five (5) Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process. Notwithstanding the foregoing, Borrower and Lender may publicly disclose information relating to this Loan Agreement and the transaction contemplated therein (a) to the extent necessary to enforce its rights under the terms of this Loan Agreement and/or the other Loan Documents, (b) to the extent any such information presently is or hereafter becomes available to the public other than as a result of a breach by such party of this Section 8.11, and (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank or other regulators or auditors, as long as, to the extent permitted by any law, statute, rule or regulation, notice is given to the party hereto to which such information relates by the disclosing party prior to (or, in the event that prior notice is not reasonably practicable or in case of a judicial order, promptly after) such disclosure.

Section 8.15 Time is of the Essence
     Time is of the essence of this Loan Agreement.
Section 8.16 No Third Parties Benefited
     This Loan Agreement is made and entered into for the sole protection and legal benefit of Borrower, Guarantor and Lender and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Loan Agreement or any of the other Loan Documents. Lender will not have any obligation to any Person not a party to this Loan Agreement or the other Loan Documents.
Section 8.17 Severability
     The illegality or unenforceability of any provision of this Loan Agreement or any instrument or agreement required hereunder will not in any way affect or impair the legality or enforceability of the remaining provisions of this Loan Agreement or any instrument or agreement required hereunder.
Section 8.18 FORUM SELECTION; JURISDICTION; CHOICE OF LAW
     (a) THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS WITH RESPECT TO ANY INDIVIDUAL PROPERTY (OTHER THAN PERSONAL PROPERTY) CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY (OTHER THAN PERSONAL PROPERTY) IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, DE 19904
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 8.19 WAIVER OF JURY TRIAL
     BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 8.20 Interpretation
     This Loan Agreement and the other Loan Documents will not be construed against Lender merely because of Lender’s involvement in the preparation of such documents and agreements.
Section 8.21 Destruction of Note
     In the event the Note is mutilated or destroyed by any cause whatsoever (other than in connection with the permitted cancellation thereof), or otherwise lost or stolen and regardless of whether due to the act or neglect of Lender, Borrower will execute and deliver to Lender in substitution therefor a duplicate promissory note containing the same terms and conditions as the promissory note so mutilated, destroyed, lost or stolen, within 10 days after Lender notifies Borrower of any such mutilation, destruction, loss or theft of such note. Upon Borrower’s delivery of such duplicate promissory note, Borrower will be relieved of all obligations under the original promissory note so mutilated, destroyed, lost or stolen and will thereafter be bound solely by the provisions of such duplicate promissory note.
Section 8.22 No Relationship With Obligors
     Lender does not hereby assume and shall have no responsibility, obligation or liability to Obligors, Lender’s relationship being that only of a creditor who has taken an Assignment from Borrower of the Timeshare Loans in order to facilitate performance of the obligations arising under the Loan Documents. Except as required by law and for filings made with the Securities & Exchange Commission or any stock exchange on which Borrower’s stock is traded, Borrower will not, at any time, use the name of or make reference to Lender with respect to the Timeshare Project, the sale of Timeshare Interests or otherwise, without the express written consent of Lender.
Section 8.23 Entire Agreement
     This Loan Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.
Section 8.24 Reliance
     Lender’s examination, inspection, or receipt of information pertaining to Borrower, Guarantor, the Collateral or the Timeshare Project shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and obligations contained in the Loan Documents.
[Signatures on following pages]

     WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the dated first above written.

BORROWER: MYSTIC DUNES RECEIVABLES, LLC, a Delaware limited liability company
By:	/s/ David F. Palmer
	Printed Name:	David F. Palmer
	Title:	President

[Signature Page — Loan and Security Agreement]

LENDER: RESORT FINANCE AMERICA, LLC, a Delaware limited liability company
By:	/s/ Clifton M. Dugas II
	Printed Name:	Clifton M. Dugas II
	Title:	Secretary

[Signature Page — Loan and Security Agreement]

EXHIBIT A
RECEIVABLES RE-ASSIGNMENT
This Instrument Prepared by and
Return to:
Michael C. Petronio, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
ASSIGNMENT OF MORTGAGES
     WHEREAS, RESORT FINANCE AMERICA, LLC, a Delaware limited liability company, 100 Crescent Court, Suite 260, Dallas, Texas 75201 (“RFA”), is the holder and beneficial owner of certain Collateral, Notes and Mortgages as identified in various Assignments of Mortgages recorded in favor of Mystic Dunes Receivables in the Public Records of Osceola County, Florida (collectively the “Collateral”); and
     WHEREAS, MYSTIC DUNES LLC, a Delaware limited liability company, 10615 Park Run Drive, Las Vegas, NV 89144 (“Mystic Dunes”), has repaid certain financing owed to RFA secured by the underlying loans secured by the Collateral and in connection with such repayment, RFA has agreed to re-assign its interest in the Collateral relating to the Mortgages described on Exhibit A attached hereto (the “Mortgages”) back to Mystic Dunes and its successors and assigns.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, RFA hereby grants, bargains, sells, assigns, transfers and sets over unto Mystic Dunes all of RFA’s interest in and to the Mortgages (but to no other Collateral or other Mortgages not specifically released hereby).
[Signatures to follow]

     IN WITNESS WHEREOF, Resort Finance America LLC has caused these presents to be executed in its name, by its proper officers thereunto duly authorized, this ____ day of _________, 2011.

Signed, Sealed and Delivered In the Presence of:	RESORT FINANCE AMERICA, LLC

By:

Print Name:		Name:
Its:

Print Name:

STATE OF	)
) ss:
COUNTY OF	)
     On ________________, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________, either personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public, State of
Print Name

My commission expires:

EXHIBIT A TO ASSIGNMENT OF MORTGAGE(S)

Contract #	Real Property[1]	Date of Mortgage	Mortgage Recording Information[2]	Original Principal Amt. Secured

[1]	All of said Timeshare interests being in (real property description)

[2]	(Date of Recording and either Timeshare Loan Number or Adequate Recording Book and Page References).

EXHIBIT B

FORM OF ENDORSEMENT AND
ALLONGE TO CONSUMER PROMISSORY NOTE
PAY TO THE ORDER OF MYSTIC DUNES, LLC, without recourse, representation or warranty.
DATED as of ____________, 2011.

RESORT FINANCE AMERICA, LLC, a Delaware limited liability company
BY:
PRINT NAME:
TITLE:

PAY TO THE ORDER OF MYSTIC DUNES RECEIVABLES, LLC, without recourse, representation or warranty.
DATED as of ____________, 2011.

MYSTIC DUNES, LLC, a Delaware limited liability company
BY:
PRINT NAME:
TITLE:

PAY TO THE ORDER OF _____________________, without recourse, representation or warranty.
DATED as of ____________, 2011.

MYSTIC DUNES RECEIVABLES, LLC, a Delaware limited liability company
BY:
PRINT NAME:
TITLE:

B-1

EXHIBIT C
FORM OF ASSIGNMENT
This Instrument Prepared by and
Return to:
Michael C. Petronio, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
ASSIGNMENT OF MORTGAGES
     WHEREAS, MYSTIC DUNES LLC, a Delaware limited liability company, 10615 Park Run Drive, Las Vegas, NV 89144 (“Mystic Dunes”), is the holder and beneficial owner of certain Collateral, Notes and Mortgages as identified in various Assignments of Mortgages recorded in favor of Mystic Dunes Receivables in the Public Records of Osceola County, Florida (collectively the “Collateral”); and
     WHEREAS, MYSTIC DUNES RECEIVABLES LLC, a Delaware limited liability company, 10615 Park Run Drive, Las Vegas, NV 89144 (“Mystic Dunes Receivables”), is taking an assignment of the underlying loans secured by the Collateral and in connection with such assignment, Mystic Dunes has agreed to assign its interest in the Collateral relating to the Mortgages described on Exhibit A attached hereto (the “Mortgages”) to Mystic Dunes Receivables and its successors and assigns.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Mystic Dunes hereby grants, bargains, sells, assigns, transfers and sets over unto Mystic Dunes Receivables all of Mystic Dunes’ interest in and to the Mortgages.
[Signatures to follow]

     IN WITNESS WHEREOF, Mystic Dunes LLC has caused these presents to be executed in its name, by its proper officers thereunto duly authorized, this ____ day of _________, 2011.

Signed, Sealed and Delivered In the Presence of:	MYSTIC DUNES LLC

By:

Print Name:		Name:
Its:

Print Name:

STATE OF	)
) ss:
COUNTY OF	)
     On ________________, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________, either personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public, State of
Print Name

My commission expires:

EXHIBIT A
TO
ASSIGNMENT OF MORTGAGE(S)

Contract #	Real Property[3]	Date of Mortgage	Mortgage Recording Information[4]	Original Principal Amt. Secured

[3]	All of said Timeshare interests being in (real property description)

[4]	(Date of Recording and either Timeshare Loan Number or Adequate Recording Book and Page References).

This Instrument Prepared by and
Return to:
Michael C. Petronio, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
ASSIGNMENT OF MORTGAGES
     WHEREAS, MYSTIC DUNES RECEIVABLES LLC, a Delaware limited liability company, 10615 Park Run Drive, Las Vegas, NV 89144 (“Mystic Dunes Receivables”), is the holder and beneficial owner of certain Collateral, Notes and Mortgages as identified in various Assignments of Mortgages recorded in favor of Mystic Dunes Receivables in the Public Records of Osceola County, Florida (collectively the “Collateral”); and
     WHEREAS, RESORT FINANCE AMERICA, LLC, a Delaware limited liability company, 100 Crescent Court, Suite 260, Dallas, Texas 75201 (“RFA”), has provided financing to Mystic Dunes Receivables secured by the underlying loans secured by the Collateral and as part of that financing, Mystic Dunes Receivables has agreed to assign its interest in the Collateral relating to the Mortgages described on Exhibit A attached hereto (the “Mortgages”) to RFA and its successors and assigns.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Mystic Dunes Receivables hereby grants, bargains, sells, assigns, transfers and sets over unto RFA all of Mystic Dunes Receivables’ interest in and to the Mortgages.
[Signatures to follow]

     IN WITNESS WHEREOF, Mystic Dunes Receivables LLC has caused these presents to be executed in its name, by its proper officers thereunto duly authorized, this ____ day of _________, 2011.

Signed, Sealed and Delivered
In the Presence of:	MYSTIC DUNES RECEIVABLES LLC

By:

Print Name:	Name:
Its:

Print Name:

STATE OF	) )	ss:
COUNTY OF	)
     On ________________, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________, either personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public, State of Print Name
My commission expires:

EXHIBIT A
TO
ASSIGNMENT OF MORTGAGE(S)

Contract #	Real Property[5]	Date of Mortgage	Mortgage Recording Information[6]	Original Principal Amt. Secured

[5]	All of said Timeshare interests being in (real property description)

[6]	(Date of Recording and either Timeshare Loan Number or Adequate Recording Book and Page References).

SCHEDULE 1
TIMESHARE LOANS PLEDGED TO LENDER
[Delivered under separate schedule]

1

SCHEDULE 5.13

LITIGATION SCHEDULE
Following is a brief summary of pending litigation involving Borrower, Guarantor and/or Servicing Agent as of the date hereof:
     None.

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SCHEDULE 5.15
Guarantor Subsidiaries

1